UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WaterBridge Infrastructure LLC
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 30, 2026
Dear Shareholders:
You are cordially invited to attend the 2026 Annual Meeting (the “Annual Meeting”) of shareholders (“shareholders”) of WaterBridge Infrastructure LLC (“WaterBridge,” the “Company,” “we,” “us” or “our”) on June 18, 2026, at 4:00 p.m. Central Time. The Annual Meeting will be held in a hybrid format in person at Park House Houston, located at 4411 San Felipe Street, Suite 700, Houston, Texas 77027 and also by means of remote communication conducted virtually via live webcast. You will be able to attend and participate in the Annual Meeting in person or online and vote your common shares in person or electronically. To register to attend the Annual Meeting, please visit http://www.ProxyVote.com and enter your control number included on your Notice of Internet Availability or Proxy card (as defined below). You will not be admitted to the in-person portion of the Annual Meeting if you do not register in advance. Shareholders who have registered and choose to virtually attend the Annual Meeting will be able to join the Annual Meeting at http://www.virtualshareholdermeeting.com/WBI2026.
The matters expected to be acted upon at the Annual Meeting are described in the Proxy Statement (the “Proxy” or “Proxy Statement”). The Annual Meeting materials include the Proxy Statement, our annual report on Form 10-K for the fiscal year ended December 31, 2025 (the “Form 10-K”) and the Proxy card, each of which is enclosed (collectively, the “Proxy Materials”).
Please use this opportunity to vote on the business to come before the Annual Meeting. On or about April 30, 2026, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), instead of a paper copy of our Proxy Materials. The Notice of Internet Availability contains instructions on how to access the Proxy Materials electronically and how to cast your vote via the internet. The Notice of Internet Availability also contains instructions on how to request a paper copy of our Proxy Materials. All shareholders who have so requested will receive a paper copy of the Proxy Materials by mail. This Proxy Statement and accompanying form of Proxy are dated April 30, 2026, and are expected to be first made available to shareholders on or about April 30, 2026. Only shareholders of record at the close of business on April 23, 2026 may vote at the Annual Meeting and any postponement or adjournment of the Annual Meeting. All shareholders are cordially invited to participate in the Annual Meeting and any postponement or adjournment of the Annual Meeting. However, to ensure your representation at the Annual Meeting, please vote as soon as possible via the internet or telephone, as instructed in the Proxy Materials. Alternatively, you may submit your paper Proxy card by mail. Returning the paper Proxy card or voting electronically does NOT deprive you of your right to participate in the Annual Meeting and to vote your common shares for the matters acted upon at the Annual Meeting.
Your vote is important. Whether or not you expect to attend and participate in the Annual Meeting, please submit your Proxy electronically via the internet or by telephone, or complete, sign and date the paper Proxy card and return it in the pre-paid envelope provided.
Sincerely,

David N. Capobianco
Chairman of the Board

WATERBRIDGE INFRASTRUCTURE LLC
5555 San Felipe Street, Suite 1200
Houston, Texas 77056
(713) 230-8864
NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 18, 2026

Date and Time	WaterBridge will hold its Annual Meeting of shareholders on Thursday, June 18, 2026 at 4:00 p.m., Central Time.

Place:
The in-person portion of the Annual Meeting will be held at Park House Houston, located at 4411 San Felipe Street, Suite 700, Houston, Texas 77027. The Annual Meeting will also be conducted via live webcast on the internet.

To register to attend the in-person Annual Meeting, please pre-register on or before 5:00 p.m. CT on June 11, 2026, by visiting http://www.ProxyVote.com and selecting “Attend a Meeting” after you enter the 16-digit control number found on your Proxy card, voting instruction form or notice. You will receive a confirmation email with information on how to attend the meeting. Please be advised that space is limited.

The use of cameras, sound recording equipment, communication devices or other similar equipment is prohibited.

Meeting Admission:
You will not be admitted to the in-person portion of the Annual Meeting if you do not register in advance. Each shareholder desiring to attend the in-person portion of the Annual Meeting must also bring proof of share ownership and government-issued photo identification in order to be admitted to the Annual Meeting.

If you wish to vote by ballot at the in-person Annual Meeting and you hold your shares in street name, you will also need to obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote your shares at the Annual Meeting. You must present this legal proxy at the entrance to the Annual Meeting.

On the day of the meeting, you will be able to participate in the Annual Meeting virtually by visiting http://www.virtualshareholdermeeting.com/WBI2026 and entering the 16-digit control number found on your Notice. Beneficial shareholders who do not have a 16-digit control number should follow the instructions provided on the Proxy card, voting instruction form or notice provided by your broker, bank or other nominee

Questions relevant to meeting matters will be taken and answered during the meeting as time allows. Shareholders of record at the close of business on April 23, 2026, who wish to ask a question must submit a question in advance of the Annual Meeting. To submit a question in advance of the Annual Meeting, visit http://www.ProxyVote.com and enter your 16-digit control number included in your notice, Proxy card or voting instruction form. Questions submitted in advance must be submitted before 5:00 p.m. CT on June 11, 2026. To submit a question during the Annual Meeting via the virtual meeting platform, visit http://www.virtualshareholdermeeting.com/WBI2026 and enter the 16-digit control number included in your notice, Proxy card or voting instruction form.

Items of Business:	1.
To elect the 13 directors identified in the accompanying Proxy Statement to serve as directors of WaterBridge for a one-year term or until each such director’s successor is duly elected and qualified or until each such director’s earlier death, resignation, disqualification or removal (Proposal No. 1);

	2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of WaterBridge for the fiscal year ending December 31, 2026 (Proposal No. 2);

	3.	To approve, on an advisory, non-binding basis, the compensation of WaterBridge’s named executive officers (“Named Executive Officers,” or “NEOs”) (Proposal No. 3);

	4.	To approve, on an advisory, non-binding basis, the frequency of future advisory votes on the compensation of WaterBridge’s Named Executive Officers (Proposal No. 4); and

	5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date:
Only shareholders of record at the close of business on April 23, 2026 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination ten days before the Annual Meeting by accessing the virtual meeting website at http://www.virtualshareholdermeeting.com/WBI2026.

Proxy Voting:
Holders of our Class A shares representing limited liability company interests in the Company (the “Class A shares”) and holders of our Class B shares representing limited liability company interests in the Company (the “Class B shares” and, together with the Class A shares, the “common shares”) are entitled to one vote per common share held as of April 23, 2026, and shall vote together as a single class.

The approximate date on which the attached Proxy Materials are first being made available to shareholders is April 30, 2026. This Notice is not a form of voting and only presents an overview of the more complete Proxy Materials that have been mailed to you. The Proxy card also includes instructions on how to access our Proxy Materials over the internet and how to vote online, by telephone or by mail. We encourage you to review the Proxy Materials before voting.

By Order of the Board of Directors,

Scott L. McNeely Executive Vice President, Chief Financial Officer
April 30, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 18, 2026: Our Proxy Materials are
available free of charge at http://www.ProxyVote.com.

WATERBRIDGE INFRASTRUCTURE LLC
i

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:	What is the purpose of the Annual Meeting?
A:	The purpose of the Annual Meeting is for shareholders to act upon the proposals described in this Proxy Statement.
Q:	What proposals are scheduled to be voted on at the Annual Meeting?
A:	Shareholders will be asked to vote on the following four proposals at the Annual Meeting:
1.
to elect the 13 directors identified in this Proxy Statement to serve for a one-year term or until each such director’s successor is duly elected and qualified or until each such director’s earlier death, resignation, disqualification or removal (Proposal No. 1);

2.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. 2);
3.	to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers (Proposal No. 3); and
4.	to approve, on an advisory, non-binding basis, the frequency of future advisory votes on the compensation of our Named Executive Officers (Proposal No. 4).
Q:	Could matters other than Proposal No. 1, Proposal No. 2, Proposal No. 3, and Proposal No. 4 be decided at the Annual Meeting?
A:
Our Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) requires that we receive advance notice of any proposal to be brought before the Annual Meeting by shareholders, and we have not received notice of any such proposals. Our board of directors (the “Board”) does not know of any other matters to be acted upon at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons voting the proxies will vote them in accordance with their best judgment.

Q:	How does our Board recommend I vote on these proposals?
A:	Our Board recommends that you vote your common shares:
•	“FOR” each of the nominees to our Board (Proposal No. 1);
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. 2);
•	“FOR” the approval, on an advisory, non-binding basis, of the compensation of our Named Executive Officers (Proposal No. 3); and
•	For “ONE YEAR” on the advisory, non-binding proposal relating to the frequency of future advisory votes on the compensation of our Named Executive Officers (Proposal No. 4).
Q:	Can I attend the Annual Meeting in person?
A:	Yes. The physical location for the Annual Meeting this year is Park House Houston, located at 4411 San Felipe Street, Suite 700, Houston, Texas 77027.
In-person admission to the Annual Meeting will be on a first-come, first-served basis. For in-person admission to the Annual Meeting, you must (i) register in advance at http://www.ProxyVote.com with your 16 digit control number and select “Attend the Meeting” and (ii) present your proof of share ownership (such as your Proxy card or voting instruction statements from a broker or bank) and government-issued photo identification (such as a driver’s license or passport). You will not be admitted to the Annual Meeting if you have not registered in advance. Please see “How do I pre-register for the Annual Meeting?” below. If you are representing an entity that is a shareholder, you must also present documentation showing your authority to attend and act on behalf of the entity (such as a power of attorney, written proxy to vote or letter of authorization on the entity’s letterhead). We reserve the right to restrict admission to the meeting or limit the number of representatives for any entity that may be admitted to the meeting for security or safety reasons at our sole discretion.

If you do not pre-register for the Annual Meeting, you will not be admitted to the Annual Meeting. Attendees who disrupt or impede the meeting or breach the rules of conduct may be removed from the Annual Meeting. The use of cameras, sound recording equipment, communication devices or other similar equipment at the Annual Meeting is prohibited.
Q:	Why is the Annual Meeting being conducted using a hybrid format?
A:
For this year, WaterBridge determined to host the Annual Meeting in a hybrid format with both an in-person and virtual component in order to, among other reasons, provide expanded access and an opportunity for greater participation from any location around the world and cost savings for our shareholders who elect to attend virtually.

Q:	How do I pre-register for the in-person Annual Meeting?
A:
To ensure that we are able to accommodate all shareholders that seek to attend, we are requiring all shareholders that wish to attend the in-person Annual Meeting in person to register in advance. You may pre-register by visiting http://www.ProxyVote.com and clicking the “Attend the Meeting” link. If you received your Proxy Materials by mail, you can use the 16-digit control number on your Proxy card, notice or voting instruction form (for beneficial owners) to register for the Annual Meeting. If you received your Proxy Materials by email, you will be able to access the meeting registration link directly from the email. Registration for in-person attendance will be open until 5:00 p.m., Central Time on June 11, 2026 (one week before the Annual Meeting). You will not be admitted to the meeting if you do not register in advance.

Q:	How can I participate in the virtual portion of the Annual Meeting?
A:
The virtual portion of the Annual Meeting will be conducted via a live, audio-only webcast. To attend and vote during the virtual portion of the Annual Meeting, shareholders of record must use their 16-digit control number, which will be included on the Proxy card, notice or voting instruction form delivered to them, to log into https://www.virtualmeeting.com/WBI2026. Beneficial shareholders (shareholders that hold in street name) who do not have a control number may gain access to the virtual portion of the Annual Meeting by following the instructions provided by their bank, brokerage or other nominee. Instructions should also be provided on the voting instruction card provided by their bank, broker or other nominee.

The Annual Meeting webcast will begin promptly at 4:00 p.m. Central Time. If you plan on attending virtually, we encourage you to access the Annual Meeting 15 minutes prior to the start time.
Q:	Who may vote at the Annual Meeting?
A:
Only holders of record of our common shares as of the close of business on April 23, 2026 (the “Record Date”), are entitled to receive notice of, to attend and participate and to vote at the Annual Meeting. At the close of business on the Record Date, there were 47,016,059 Class A shares outstanding and entitled to vote and 76,440,150 Class B shares outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name
If your common shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those common shares, and these Proxy Materials were sent directly to you.
Beneficial Owner of Shares Held in Street Name: Shares Registered in the Name of a Bank, Broker or Nominee
If your common shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of common shares held in “street name,” and these Proxy Materials were forwarded to you by that organization.
Q:	How do I vote?
You may vote by ballot during the Annual Meeting, by virtual means during the Annual Meeting, or by internet, mail or telephone prior to the Annual Meeting as described in your Proxy card.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting, we urge you to vote by Proxy to ensure that your vote is counted.
The procedures for voting are as follows:
Shareholder of Record: Common Shares Registered in Your Name
If you are a shareholder of record, you may vote as follows:
•	by telephone or via the internet in advance of the Annual Meeting—in order to do so, please follow the instructions shown on your Notice of Internet Availability or Proxy card;
•	by mail—simply complete, sign and date the enclosed Proxy card and return it before the Annual Meeting in the pre-paid envelope provided;
•
vote by virtual means at the Annual Meeting—visit https://www.virtualmeeting.com/WBI2026 and vote your common shares electronically before the polls close during the Annual Meeting. To participate and vote in the Annual Meeting, you will need the 16 digit control number included on your Notice of Internet Availability or Proxy card; or

•	vote by ballot at the Annual Meeting—complete, sign and date the ballot provided in person at the Annual Meeting.
You must register to attend and vote and may do so by following the instructions in your Proxy materials. Submitting your Proxy, whether by telephone, through the internet or by mail will not affect your right to vote by virtual means or in person at the Annual Meeting should you decide to attend and participate in the Annual Meeting.
Beneficial Owner: Common Shares Registered in the Name of a Broker or Other Nominee
If you hold your common shares in street name, please refer to the voting instructions provided by your bank, broker or other nominee to vote your shares. Beneficial owners voting by telephone or internet may submit votes until the polls are closed at the Annual Meeting.
If you are the beneficial owner of shares held in street name, you should refer to the voting instructions provided by your brokerage firm, bank or other holder of record. If you want to vote in person at the Annual Meeting, you must present this legal proxy at the entrance to the Annual Meeting.
Q:	How do I vote by Internet or telephone?
A:
If you wish to vote by telephone or internet, you may do so by following the voting instructions included on your Notice of Internet Availability or Proxy card. Please have each Notice of Internet Availability or Proxy card you received in hand when you vote over the internet or by telephone as you will need information specified therein to submit your vote. The giving of such a telephonic or Internet Proxy will not affect your right to vote (as detailed above) should you decide to attend and participate in the Annual Meeting.

The telephone and internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly.
Q:	What shares can I vote?
A:
Each common share issued and outstanding as of the Record Date is entitled to vote on all items being voted on at the Annual Meeting. You may vote all common shares owned by you as of the Record Date, including common shares held directly in your name as the shareholder of record, and common shares held for you as the beneficial owner in street name through a bank, broker or other nominee.

Q:	How many votes am I entitled to per common share?
A:	Each common share entitles its holder to one vote on each matter submitted to our shareholders.
Q:	What is the quorum requirement for the Annual Meeting?
A:
The holders of a majority of common shares entitled to vote at the Annual Meeting as of the Record Date must be present in person or virtually or represented by Proxy at the Annual Meeting in order to hold, and conduct business at, the Annual Meeting. This presence is called a quorum. Your common shares are counted as present at the Annual Meeting if you are present and vote in person or virtually at the Annual Meeting or if you have properly submitted a Proxy. On the Record Date, there were 47,016,059 Class A shares outstanding and entitled to vote and 76,440,150 Class B shares outstanding and entitled to vote. Thus, the holders of at least 61,728,105 common shares must be present in person or virtually or represented by Proxy at the Annual Meeting to have a quorum. To the extent WBR Holdings LLC (“WBR Holdings”), NDB Holdings LLC and Desert Environmental Holdings LLC (collectively, the “Five Point Members”), with the ability to direct the voting of a majority of our common shares, are all present in person or virtually or represented by Proxy at the Annual Meeting, we will have a quorum for the purpose of conducting business at the Annual Meeting.
Q:	How are abstentions and broker non-votes treated?
A:
Abstentions (i.e., common shares present at the Annual Meeting and marked “abstain”) are deemed to be common shares present in person or virtually or represented by Proxy and entitled to vote and are counted for purposes of determining whether a quorum is present.

A broker non-vote occurs when the beneficial owner of common shares fails to provide the bank, broker or other nominee that holds the common shares with specific instructions on how to vote on any “non-routine” matters brought to a vote at the shareholders meeting. In this situation, the bank, broker or other nominee will not vote on the “non-routine” matters. Broker non-votes are counted for purposes of determining whether a quorum is present.
For Proposal No. 1, votes that are withheld from a director’s election and broker non-votes are not treated as votes cast and, therefore, will have no effect on the outcome of the proposal. For Proposal No. 2, abstentions are not treated as votes cast and, therefore, will have no effect on the outcome of the proposal. Since Proposal No. 2 is a “routine” proposal (as discussed below), we do not expect any broker non-votes with respect to this proposal. For Proposal No. 3, abstentions and broker non-votes are not treated as votes cast “for” or “against” the proposal and, therefore, will have no effect on the outcome of the proposal. For Proposal No. 4, abstentions and broker non-votes are not treated as votes cast “for” any frequency period and, therefore, will have no effect on the outcome of the proposal.
Note that if you are a beneficial owner, banks, brokers and other nominees will be entitled to vote your common shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is the proposal for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. 2). A bank, broker or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. This year, the “non-routine” matters relate to the election of directors (Proposal No. 1), the approval, on an advisory, non-binding basis, of Named Executive Officers’ compensation (Proposal No. 3), and the approval, on an advisory, non-binding basis, of the frequency of future advisory votes on Named Executive Officers’ compensation (Proposal No. 4). Accordingly, we encourage you to provide voting instructions to your bank, broker or other nominee regardless of whether you plan to attend the Annual Meeting.
Q:	What is the vote required for each proposal?
A:	The votes required to approve each proposal are as follows:
•
Proposal No. 1: The election of a director by the shareholders at the Annual Meeting shall be determined by a plurality of the votes of common shares present in person or virtually or represented by Proxy and entitled to vote on the election. This means that the director nominees receiving the most affirmative votes will be elected to our Board. Votes that are withheld from a director’s election and broker non-votes will have no impact in the election of directors.

•
Proposal No. 2: Approval of the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 shall be determined by a majority of the votes cast affirmatively or negatively by holders of common shares cast at the Annual Meeting. Abstentions will not be counted as a vote cast and will have no impact on this proposal. Brokers have discretionary authority in the absence of timely instructions to vote on this proposal. As a result, we do not expect any broker non-votes on this proposal.

•
Proposal No. 3: Approval, on an advisory, non-binding basis, of the compensation of our Named Executive Officers shall be determined by a majority of the votes cast affirmatively or negatively by holders of common shares cast at the Annual Meeting. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

•
Proposal No. 4: Approval, on an advisory, non-binding basis, as to whether future advisory votes on our Named Executive Officers’ compensation should occur every one, two or three years shall be determined by the affirmative vote of a plurality of the common shares present in person or virtually or represented by Proxy and entitled to vote on the matter. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Q:	If I submit a Proxy, how will it be voted?
A:
When Proxies are properly dated, executed and returned, the common shares represented by such Proxies will be voted at the Annual Meeting in accordance with the instructions of the shareholder included therein. If no specific instructions are given, the common shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, each Proxy holder will use his or her own judgment to determine how to vote his or her common shares held by proxy. If the Annual Meeting is postponed or adjourned, the Proxy holder can vote your shares on the new meeting date as well, unless you have revoked your Proxy instructions, as described below under “Can I change my vote or revoke my Proxy?”.

Q:	What should I do if I get more than one Proxy or voting instruction card?
A:
Shareholders may receive more than one set of voting materials, including multiple copies of the Proxy Materials and multiple Proxy cards or voting instruction cards. For example, shareholders who hold common shares in more than one brokerage account may receive separate sets of Proxy Materials for each brokerage account in which common shares are held. Shareholders of record whose common shares are registered in more than one name will receive more than one set of Proxy Materials.

You should vote in accordance with all of the Proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your common shares are voted and counted.
Q:	Can I change my vote or revoke my Proxy?
A:	You may change your vote or revoke your Proxy at any time prior to the polls closing at the Annual Meeting.
If you are the shareholder of record, you may change your vote by:
•	granting a new Proxy bearing a later date (which automatically revokes the earlier Proxy) using any of the methods described above (and until the applicable deadline for each method);
•
providing a written notice of revocation to the Company’s General Counsel at WaterBridge Infrastructure LLC, 5555 San Felipe Street, Suite 1200, Houston, Texas 77056, prior to your common shares being voted;

•	voting electronically in advance of the Annual Meeting at https://www.ProxyVote.com or online during the virtual portion of the Annual Meeting at https://virtualshareholdermeeting.com/WBI2026; or
•	voting by ballot during the in-person portion of the Annual Meeting.
Attendance alone at the Annual Meeting (whether in person or virtually) will not cause your previously granted Proxy to be revoked unless you specifically vote during the Annual Meeting.
Please note, however, that if your common shares are held of record by a bank, broker or other nominee and you wish to revoke a Proxy, you must contact such bank, broker or other nominee to revoke any prior voting instructions.
Q:	Will I be able to ask questions and have these questions answered during the Annual Meeting?
A:	Shareholders who wish to submit a question must do so in advance by visiting our Annual Meeting website at https://www.ProxyVote.com.

Please note that we will only address questions that are germane to the matters being voted on at our Annual Meeting, as time permits. Additional information regarding the ability of shareholders to ask questions during the Annual Meeting, rules of conduct at the Annual Meeting, and other materials for the Annual Meeting will be available online and are accessible by following the instructions on your Proxy card.
Q:	What if I have technical difficulties or trouble accessing the virtual Annual Meeting website?
A:	If you encounter any technical difficulties accessing the virtual Annual Meeting during the check-in or meeting time, a phone number will be posted on the website to connect you to technical support.
Q:	How can I get electronic access to the Proxy Materials?
A:	The Proxy card will provide you with instructions regarding how to:
•	view our Proxy Materials for the Annual Meeting through the internet; and
•	instruct us to send our future Proxy Materials to you electronically by email.
If you choose to receive future Proxy Materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the Proxy voting site. Your election to receive Proxy Materials by email will remain in effect until you terminate it.
Q:	Is there a list of shareholders entitled to vote at the Annual Meeting?
A:
The list of shareholders of record entitled to vote at the Annual Meeting will be available online for a period of at least ten days prior to the Annual Meeting at http://www.virtualshareholdermeeting.com/WBI2026.

Q:	Who will tabulate the votes?
A:	Representatives of American Election Services, LLC will serve as the Inspector of Elections and will tabulate the votes at the Annual Meeting.
Q:	Where can I find the voting results of the Annual Meeting?
A:
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.

Q:	I share an address with another shareholder, and we received only one paper copy of the Proxy Materials. How may I obtain an additional copy of the Proxy Materials?
A:
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process is commonly referred to as “householding.” If you wish to opt out of householding, and would like separate copies of the Proxy Materials mailed to each shareholder sharing your address, or if you are receiving multiple copies and would like to receive a single copy, you can notify us by sending a written request to WaterBridge Infrastructure LLC, c/o BroadRidge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling BroadRidge at 1-866-540-7095 and we will promptly deliver additional materials as requested. Beneficial owners (street name shareholders) sharing an address who are receiving multiple copies of the Proxy Materials and other shareholder communications and who wish to receive a single copy of such materials in the future will need to contact their bank, broker or other nominee to request that only a single copy of such materials be mailed to all shareholders at the shared address in the future.

Q:	What if I have questions about my common shares or need to change my mailing address?
A:
You may contact our transfer agent, Continental Stock Transfer & Trust Company, by telephone at (212) 509-4000, through its website at https://continentalstock.com/ or by U.S. mail at 1 State Street, 30th Floor, New York, NY 10004-1561, if you have questions about your common shares or need to change your mailing address.

Q:	Who is soliciting my Proxy and paying for the expense of solicitation?
A:
The Proxy for the Annual Meeting is being solicited by the Company on behalf of our Board. We will pay the cost of preparing, assembling, printing, mailing and distributing these Proxy Materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding Proxy Materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. If you choose to access the Proxy Materials or vote via the internet or by phone, you are responsible for any internet access or phone charges you may incur.

Q:	What are the requirements to propose actions for consideration to be included in our Proxy Materials for our 2027 Annual Meeting?
Requirements for shareholder proposals to be considered for inclusion in our Proxy Materials for our 2027 Annual Meeting:
The LLC Agreement provides that shareholders, other than those party to the Shareholders’ Agreement (as defined below), may present proposals for inclusion in our proxy statement, including nominations of director nominees, by submitting their proposals in writing to our secretary at 5555 San Felipe Street, Suite 1200, Houston, Texas 77056. Shareholder proposals must comply with the requirements of our LLC Agreement and Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. To be eligible for inclusion in the proxy statement for our 2027 Annual Meeting, shareholder proposals must be received by our secretary no later than December 31, 2026.
Requirements for shareholder proposals to be presented at our 2027 Annual Meeting:
Our LLC Agreement provides that shareholders may present proposals, including nominations of director nominees, to be considered at an annual meeting by providing timely notice.
To be timely for our 2027 Annual Meeting, our Secretary must receive the written notice:
•	not earlier than the close of business on December 31, 2026; and
•	not later than the close of business on January 30, 2027.
If we hold our 2027 Annual Meeting more than 30 days before or after June 18, 2027 (the anniversary of the immediately preceding annual meeting), then notice of a shareholder proposal must be received by the Secretary of the Company not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to our 2027 Annual Meeting or, if the first public announcement of the date of such annual meeting is less than 90 days prior to the date of our 2027 Annual Meeting, the 10th day following the day on which public announcement of the date of our 2027 Annual Meeting is first made by the Company.
A shareholder’s notice to our Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting the information required by our LLC Agreement. If a shareholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear to present such proposal at such meeting, and a qualified representative of such shareholder does not appear to present such proposal at such meeting, the proposal shall be disregarded and the proposed business shall not be transacted, notwithstanding that Proxies in favor thereof may have been received by the Company. A qualified representative of a shareholder is a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at such meeting.

Requirements for Director Nominees:
Any shareholder who intends to solicit proxies in support of any director nominees must comply with the content requirements of SEC Rule 14a-19 (the SEC’s universal proxy rule) at the time it complies with the earlier deadlines in the Company’s advance notice provisions of our LLC Agreement. Thus, if a shareholder intends to solicit proxies in support of any director nominees submitted under the advance notice provisions of our LLC Agreement for the Company’s 2027 Annual Meeting, then such shareholder must also provide proper written notice that sets forth all the information required by SEC Rule 14a-19 to the Secretary of the Company at the principal office of the Company not less than 90 calendar days (January 30, 2027) nor more than 120 calendar days (December 31, 2026) prior to the anniversary date of the public announcement for the prior year’s annual meeting.

CORPORATE GOVERNANCE
We have a strong commitment to good corporate governance practices. These practices provide an important framework within which our Board, its committees and our management can pursue our strategic objectives in order to promote the interests of the Company and our shareholders.
Board Leadership Structure
Our Board does not have a policy regarding separation of the roles of chief executive officer and chairman of the Board. Our Board believes it is in our best interests to make that determination from time to time based on circumstances.
Jason Long serves as our Chief Executive Officer (our principal executive officer) and David N. Capobianco serves as Chairman of the Board. Our Board believes that this leadership structure, separating the Chairman and Chief Executive Officer roles, is appropriate for the Company at this time, since it allows Mr. Long to focus on the day-to-day operations of the business and operational leadership. At the same time, Mr. Capobianco can focus on the strategic direction of the Company and leadership of our Board, including calling and presiding over meetings of our Board and serving as a liaison and supplemental channel of communication between our Board and the Chief Executive Officer.
Board Role in Risk Oversight
Consistent with our governance policies and procedures, our Board is responsible for assessing the major risks facing us and the options for their mitigation. This responsibility is largely satisfied by our Audit Committee, which is responsible for reviewing and discussing with management and our independent auditor any significant risks or exposures, including our financial risk exposures, and the Company’s policies and processes with respect to risk assessment and risk management and assessing the steps management has taken to monitor and control such risks.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines in accordance with the corporate governance rules of the New York Stock Exchange (“NYSE”) and NYSE Texas, Inc. (“NYSE Texas”), taking into account the Company’s status as a “controlled company,” meaning a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company, under the NYSE and NYSE Texas rules that exempt the Company from certain corporate governance requirements, which set forth expectations for directors, director independence and qualification standards, Board committee structure and functions and other policies for the governance of our Company. Our Corporate Governance Guidelines are available without charge on the Investor Relations section of our website, which is located at https://wbinfra.com/investor-relations/investor-overview by clicking on “Governance Documents” under the “Governance” section of our website. Our Corporate Governance Guidelines are subject to modification from time to time by our Board as it may deem appropriate and in the best interests of the Company and its shareholders, or as required by applicable laws and regulations.
Composition of Our Board; Director Independence
Our Board consists of 13 directors, four of whom satisfy the independence requirements of the Exchange Act and the NYSE and NYSE Texas rules. Our Board has determined that each of Greg Daily, James Crane, Janet Carrig and Valerie P. Chase are independent within the meaning of the NYSE and NYSE Texas rules and Rule 10A-3 of the Exchange Act.
Our independent directors meet regularly in executive sessions not attended by management, in conjunction with each regular Board meeting and as they otherwise deem appropriate, including being called by an independent director at his or her discretion or at the request of the Board. Following each executive session, the independent directors report the results of the discussions to the full Board, as appropriate.

In evaluating director candidates we assess whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance our Board’s ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of a committee of the Board to fulfill its duties. In particular, we will assess candidates that:
•	have demonstrated notable or significant achievements in business, education or public service;
•	possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
•	have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the Company and our shareholders.
We consider a number of additional qualifications in evaluating a person’s candidacy for membership on the Board. We may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of the Board’s members to obtain a broad and diverse mix of Board members.
Our LLC Agreement provides that our Board shall consist of such number of directors as shall be determined from time to time by our Board but shall not consist of less than nine directors. We have a single class of directors, and directors are subject to re-election on an annual basis at each annual meeting. Our Shareholders’ Agreement provides that, subject to compliance with applicable law and NYSE and NYSE Texas rules, for so long as the Five Point Members and certain affiliates beneficially own at least 40% of our outstanding common shares, the Five Point Members shall be entitled to designate a number of directors equal to a majority of the Board, plus one director; and for so long as the Five Point Members and such affiliates beneficially own at least 30%, 20% and 10% of our outstanding common shares, the Five Point Members shall be entitled to designate at least three directors, two directors and one director, respectively; and for so long as Devon WB Holdco L.L.C. (“Devon Holdco”) and its affiliates beneficially own at least 10% of our outstanding common shares, Devon Holdco shall be entitled to designate one director to the Board. After the Five Point Members, Devon Holdco and their affiliates no longer beneficially own or control the voting of more than 40% of the outstanding common shares (the “Trigger Event”), our Board will be divided into three classes that are as nearly equal in number as is reasonably possible and each director will be assigned to one of the three classes; provided that the Five Point Members shall have the collective right to designate the initial class assigned to each director immediately following the occurrence of the Trigger Event. After the Trigger Event, at each annual meeting, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The initial terms of the Class I, Class II and Class III directors will expire at the first, second and third, respectively, annual meeting following the Trigger Event.
Our LLC Agreement does not provide for cumulative voting in the election of directors, which means that the holders of a majority of our issued and outstanding common shares can elect all of the directors standing for election, and the holders of the remaining common shares are not able to elect any directors. The Five Point Members’ beneficial ownership of greater than 50% of our common shares means the Five Point Members, as a group, are able to control matters requiring shareholder approval, including the election of directors. In addition, the Five Point Members maintain certain director designation rights.
Our directors hold office until the earlier of their death, resignation, retirement, disqualification or removal or until their successors have been duly elected and qualified. Certain provisions of our LLC Agreement are subject to the terms of the Shareholders’ Agreement, which is described below under “Nominations Process and Director Qualifications—Nomination to our Board.”
Our Status as a Controlled Company
Because the Five Point Members, as a group, control more than 50% of our voting power for the election of directors, we are a controlled company under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the NYSE and NYSE Texas rules. In addition, should the Five Point Members control less than 50% of our voting power, so long as Devon Holdco holds the requisite number of shares along with the Five Point Members to control more than 50% of our voting power, then we will continue to remain a controlled company. A controlled company is not required to have a majority of independent directors on its board of directors or to form an independent compensation or nominating and corporate governance committee. As a controlled company, we remain subject to the Sarbanes-Oxley Act and the rules of the NYSE and NYSE Texas that require us to have an audit committee composed entirely of independent directors.

If at any time we cease to be a controlled company, we intend to take all action necessary to comply with the Sarbanes-Oxley Act and the NYSE and NYSE Texas rules, including by appointing a majority of independent directors to our Board and establishing a compensation committee and a nominating and corporate governance committee, each composed entirely of independent directors, subject to a permitted “phase-in” period.
Audit Committee
We are required to have an audit committee of at least three members, and all of its members are required to meet the independence and experience standards established by each of the Exchange Act and the NYSE and NYSE Texas rules, subject to certain transitional relief described above. We have established an audit committee (the “Audit Committee”) compliant with each of the SEC and the NYSE and NYSE Texas rules. Our Audit Committee consists of Greg Daily, Janet Carrig and Valerie P. Chase, each of whom is independent under the applicable rules of each of the SEC and the NYSE and NYSE Texas. Our Board has determined that Valerie P. Chase is an audit committee financial expert as defined by the SEC. Our Audit Committee operates under a written charter, which satisfies applicable SEC rules and NYSE and NYSE Texas rules and is available on our website at https://wbinfra.com/investor-relations/investor-overview in “Governance Documents” under the “Governance” section of our website.
The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters, including the selection of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, the performance of our independent accountants and our accounting practices. In addition, the Audit Committee oversees our compliance programs relating to legal and regulatory requirements and company policies and controls. The Audit Committee has the sole authority to (1) retain and terminate our independent registered public accounting firm, (2) approve all auditing services and related fees and the terms thereof performed by our independent registered public accounting firm, and (3) pre-approve any non-audit services and tax services to be rendered by our independent registered public accounting firm. The Audit Committee is also responsible for confirming the independence and objectivity of our independent registered public accounting firm. Our independent registered public accounting firm has been given unrestricted access to the Audit Committee and our management.
Conflicts Committee
In accordance with the terms of our LLC Agreement, our Board may from time to time refer specific matters that may involve conflicts of interest to a conflicts committee. The members of any such conflicts committee must be comprised entirely of directors who meet the then current independence standards established by each of the SEC and the NYSE and NYSE Texas and must be determined by the Board to be independent with respect to any transaction, activity, arrangement or circumstance to be evaluated by such Conflicts Committee.
Compensation Committee
Because we are a “controlled company” within the meaning of the NYSE and NYSE Texas rules, we are not required to have, and do not currently have, a compensation committee.
If and when we are no longer a “controlled company” within the meaning of each of the NYSE and NYSE Texas rules, we will be required to establish a compensation committee compliant with each of the SEC and the NYSE and NYSE Texas rules. We anticipate that such a compensation committee would consist of three directors who will be “independent” under the applicable rules of each of the SEC and the NYSE and NYSE Texas. This committee would establish salaries, incentives and other forms of compensation for officers and other employees. Any compensation committee would also administer our incentive compensation and benefit plans. Upon formation of any compensation committee, we would expect to adopt a compensation committee charter defining the committee’s primary duties in a manner consistent with the rules of each of the SEC and the NYSE and NYSE Texas.
Nominating and Corporate Governance Committee
Because we are a “controlled company” within the meaning of the NYSE and NYSE Texas rules, we are not required to have, and do not currently have, a nominating and corporate governance committee.
If and when we are no longer a “controlled company” within the meaning of each of the NYSE and NYSE Texas rules, we will be required to establish a nominating and corporate governance committee compliant with each of the SEC and the NYSE and NYSE Texas rules. We anticipate that such a nominating and corporate governance committee would consist of three directors who will be “independent” under the applicable rules of the SEC and the NYSE and NYSE Texas. This committee would identify, evaluate and recommend qualified nominees to serve on our Board, develop and oversee our internal corporate governance processes and maintain a management succession plan. Upon formation of any nominating and corporate governance committee, we would expect to adopt a nominating and corporate governance committee charter defining the committee’s primary duties in a manner consistent with the rules of each of the SEC and the NYSE and NYSE Texas.
Insider Trading Policy
The Company has an insider trading policy (“Insider Trading Policy”) governing transactions in the Company’s securities that applies to directors, officers and employees, and to the Company itself in the repurchase of its own securities. We believe our Insider Trading Policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards applicable to the Company. A copy of the Insider Trading Policy was filed as Exhibit 19.1 to its Annual Report on Form 10-K for the year ended December 31, 2025.
Policies and Practices Related to the Timing of Grants of Certain Equity-Based Awards
We do not currently grant stock options or stock appreciation rights (“SARs”) as part of our equity compensation programs, therefore we do not maintain a formal policy regarding the timing of stock option or SAR awards. During 2025, while the Board did not grant any stock options or SARs, neither the Board nor the Company times the disclosure of material nonpublic information to affect the value of other types of executive compensation awards granted to any service provider.
Board and Committee Meetings and Attendance
Our Board and its committees meet regularly throughout the year and also may hold special meetings and act by written consent from time to time. From the date of the IPO (as defined below) through December 31, 2025, our Board met once and our Audit Committee met once.
From the date of the IPO through December 31, 2025, each member of our Board attended at least 75% of the total number of meetings of the Board of Directors and of the meetings held by all Board committees on which such director served.
Board Attendance at Annual Meeting of Shareholders
Our policy is to invite and encourage each member of our Board to be present at our annual meetings of shareholders. The Annual Meeting will be our first annual meeting following our initial public offering in September 2025 (“IPO”).
Communication with Directors
We believe that regular shareholder and stakeholder engagement is essential to our success as a company. Shareholders and other interested parties who wish to communicate with our Board as a group, our independent directors as a group, a committee of our Board or a specific member of our Board (including our Chairman of the Board) may do so by letters addressed to the attention of our General Counsel.
All communications are reviewed by the General Counsel and provided to the members of our Board, our independent directors as a group, a committee of our Board or a specific member of our Board (including our Chairman of the Board) as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our Board will not be provided to directors. The mailing envelope must contain a clear notation indicating that the enclosed letter is an “WBI Shareholder—Board Communication” or “WBI Shareholder—Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of our Board, our independent directors as a group, a committee of our Board or a specific member of our Board (including our Chairman of the Board).

The address for these communications is:
WaterBridge Infrastructure LLC
5555 San Felipe Street, Suite 1200
Houston, Texas 77056
Attn: General Counsel
Code of Business Conduct
Our Board has adopted a code of business conduct and ethics applicable to our employees, directors and officers in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE and NYSE Texas, which is available on our website at https://wbinfra.com/investor-relations/investor-overview by clicking on “Governance Documents” under the “Governance” section of our website. Any waiver of our code of business conduct and ethics may be made only by our Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE and NYSE Texas.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to Our Board
Given our status as a controlled company, our Board does not have a nominating and corporate governance committee. Instead, candidates for nomination to our Board are designated by our principal shareholders and selected by our Board in accordance with our LLC Agreement, and are subject to the provisions of the Shareholders’ Agreement. See “Certain Relationships and Related Party Transactions—Shareholders’ Agreement” for additional information about the Five Point Members’ and Devon Holdco’s ability to designate certain members of our Board.
Valerie P. Chase was recommended for service on our Board by the Chairman of our Board.
Director Qualifications
The identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors and will be significantly influenced by the particular needs of our Board from time to time. The guidelines for selecting director nominees are set forth in “Corporate Governance—Composition of Our Board; Director Independence.”
The brief biographical description of each director set forth in “Proposal No. 1: Election of Directors” below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board at this time.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Our Board currently consists of 13 directors. All of our current directors will stand for re-election at the Annual Meeting. Our Board proposes that each of the nominees named below be elected as a director for a one-year term expiring at our 2027 Annual Meeting, or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
Unless otherwise instructed, shares represented by proxies will be voted “FOR” the election of each of the nominees named below. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than 13 directors. Shareholders may not cumulate votes for the election of directors.
Nominees to Our Board
The nominees and their ages, occupations and lengths of service on our Board as of the date of the Proxy are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position	Director Since
Jason Long	44	Chief Executive Officer; Director	September 2025
David N. Capobianco	56	Director, Chairman of the Board	September 2025
Matthew K. Morrow	57	Director	September 2025
Michael S. Sulton	49	Director	September 2025
Frank Bayouth	60	Director	September 2025
Kara Goodloe Harling	48	Director	September 2025
Jeffrey Eaton	50	Director	September 2025
Ben Moore	62	Director	September 2025
James Crane	72	Director	September 2025
Greg Daily(1)	67	Director	September 2025
Jeffrey Ritenour	52	Director	September 2025
Janet Carrig(1)	68	Director	December 2025
Valerie P. Chase(1)	43	Director	April 2026

(1)	Members of our Audit Committee
Jason Long—Chief Executive Officer; Director. Mr. Long has served as our Chief Executive Officer since April 2025 and our director since September 2025. Mr. Long previously served as President and Chief Executive Officer of WaterBridge’s predecessor entities from January 2024 to March 2025, Co-Chief Executive Officer and Chief Operating Officer of WaterBridge’s predecessor entities from May 2020 to December 2023, and as Co-President and Chief Operating Officer of WaterBridge’s predecessor entities from August 2017 to May 2020. Mr. Long also currently serves as President and Chief Executive Officer of LandBridge Company, LLC (NYSE: LB) (NYSE Texas: LB) (“LandBridge”) and has served in such role since January 2024. He has also served as a director of LandBridge since July 2024. Mr. Long previously served as Co-Chief Executive Officer and Chief Operating Officer of LandBridge and its predecessor from September 2021 until December 2023. Prior to joining WaterBridge’s predecessor entities, Mr. Long founded and served as President of EnWater Solutions, LLC (“EnWater”) and Pelagic Water Systems, LLC (“Pelagic”), each a produced water gathering and disposal company in the Delaware Basin, from January 2014 to July 2017. Mr. Long graduated from Texas Christian University with a Bachelor of Science. A native of West Texas, Mr. Long is an oil and natural gas entrepreneur with more than 20 years of experience founding and operating businesses.
We believe that Mr. Long’s substantial experience founding and operating businesses, particularly in the industry in which we operate, makes him well qualified to serve as a member of our Board.
David N. Capobianco—Director. Mr. Capobianco has served as our director since September 2025. He has also served as the Chief Executive Officer and Managing Partner of Five Point since its founding in 2012. Prior to founding Five Point, Mr. Capobianco was a founder and co-head of the private equity group at Vulcan Capital. Mr. Capobianco also currently serves as Chairman of the board of directors of LandBridge, PowerBridge LLC, Twin Eagle Resource Management LLC and Deep Blue Midland Basin LLC and as a member of the board of directors of San Mateo Midstream, LLC (“San Mateo Midstream”). He previously served as the Chairman of the board of directors of Northwind Midstream Holdings LLC, a Five Point portfolio company sold to MPLX LP (NYSE: MPLX) in September 2025, and Vulcan Energy Corporation (formerly Plains Resources), a member of the board of directors and chairman of the compensation committee of Plains All American Pipeline, L.P. (NYSE: PAA), a member of the board of directors of PAA/Vulcan Gas Storage (formerly Energy Center Investments), and Chairman of the board of directors of Vulcan Resources (formerly Calumet Florida). Before joining Vulcan, Mr. Capobianco served as senior member of the investment team at Greenhill Capital Partners, a member of the investment team of Harvest Partners and a member of the Energy Corporate Finance Group at Salomon Brothers. Mr. Capobianco received a Master of Business Administration from Harvard Business School and a Bachelor of Arts degree from Duke University.
We believe that Mr. Capobianco’s skills and experience, particularly his approximately 25 years of industry experience investing and building leading infrastructure businesses of the type we target as customers, make him well qualified to serve as a member of our Board.
Matthew K. Morrow—Director. Mr. Morrow has served as our director since September 2025. He has also served as the Chief Operating Officer and Managing Partner of Five Point since its founding in 2012. Prior to founding Five Point, Mr. Morrow served as President and Chief Executive Officer of ENSTOR Inc., one of the largest independent natural gas storage franchises in North America. Following the sale of ENSTOR Inc. to Iberdrola Energy Holdings, Mr. Morrow served as the President and Chief Executive Officer of Iberdrola Energy Holdings. Mr. Morrow also served as a senior member at PPM Energy Canada Ltd, which focused on power generation, wind renewable and natural gas marketing and storage businesses. Prior to joining ENSTOR Inc. and PPM Energy Canada Ltd, Mr. Morrow held various senior positions with Texaco Natural Gas, culminating with his position as President of Sabine Hub Services. He previously served on the board of directors of Northwind Midstream Holdings LLC. Mr. Morrow also currently serves as a director on the board of directors of LandBridge, Twin Eagle Resource Management, LLC, PowerBridge LLC, Deep Blue Midland Basin LLC, and San Mateo Midstream. He also serves on the board of directors of Mission Lazarus, a non-profit organization with operations in Honduras and Haiti. Mr. Morrow received a Master of Business Administration degree and a Bachelor of Science degree from Texas A&M University.
We believe that Mr. Morrow’s skills and experience, particularly his experience leading and operating natural gas and renewable energy businesses of the type we target as customers, make him well qualified to serve as a member of our Board.
Michael S. Sulton—Director. Mr. Sulton has served as our director since September 2025. He joined Five Point in January 2021 as its Executive Vice President and Partner. Prior to joining Five Point, Mr. Sulton served as a Managing Director of Piper Sandler & Co. (NYSE: PIPR) (formerly Simmons & Company International), specializing in the energy industry. Throughout his 20-year investment banking career, Mr. Sulton has executed a wide range of transactions including mergers, divestitures and capital raises and participated in over 100 successful transactions. Mr. Sulton also currently serves on the board of directors of LandBridge. Mr. Sulton received a Bachelor of Business Administration from Southern Methodist University and a Master of Business Administration from the University of Texas.
We believe that Mr. Sulton’s skills and experience, particularly his approximately 25 years of investing experience over a wide range of transactions, make him well qualified to serve as a member of our Board.
Frank Bayouth—Director. Mr. Bayouth has served as our director since September 2025. He also currently serves as Executive Vice President and General Counsel at Five Point and has served in such role since joining Five Point in January 2022. Prior to joining Five Point, Mr. Bayouth served in various roles with Skadden, Arps, Slate, Meagher & Flom LLP for over 30 years, including over 20 years as a Partner, where he specialized in mergers and acquisitions and general corporate and securities law matters. Mr. Bayouth also currently serves on the board of directors of LandBridge and PowerBridge LLC. Mr. Bayouth received a Bachelor of Business Administration in Accounting from Texas Tech University and a Juris Doctor from the University of Texas School of Law.
We believe that Mr. Bayouth’s legal, governance and merger and acquisitions expertise, which enables him to provide guidance in legal affairs, corporate governance and potential acquisitions, makes him well qualified to serve as a member of our Board.

Kara Goodloe Harling—Director. Ms. Harling has served as our director since September 2025. She also serves as the Chief Financial Officer and Chief Compliance Officer of Five Point. Prior to joining Five Point in February 2024, Ms. Harling served as the Chief Operating Officer and Chief Compliance Officer of Mountain Capital Management, LLC from January 2016 to February 2024. Ms. Harling also previously served as Chief Accounting Officer and Corporate Controller for Ascent Resources plc (AIM: AST) from January 2015 to January 2016. Prior to joining Ascent Resources, she served in multiple roles with American Energy Partners, LP. Ms. Harling began her career with Arthur Andersen LLP in 2000 and joined Ernst & Young LLP in 2002, where she ultimately served as Partner before joining American Energy Partners, LP. Ms. Harling also currently serves on the board of directors of LandBridge. Ms. Harling received a Bachelor of Business Administration in Accounting from Texas A&M University. Ms. Harling is a Certified Public Accountant in the State of Texas.
We believe that Ms. Harling’s skills and experience, particularly her financial experience across a variety of industries, including in the oil and natural gas industry for businesses of the type we target as customers, make her well qualified to serve as a member of our Board.
Jeffrey Eaton—Director. Mr. Eaton has served as our director since September 2025. He also serves as an Executive Vice President and Partner of Five Point. Prior to joining Five Point in April 2025, Mr. Eaton served as the Global Co-Head of Eaton Partners from April 2007 to September 2023. Mr. Eaton also previously chaired the investment committees for the North America, EMEA and APAC private funds groups as well as for the Private Capital Advisory Group from January 2015 until September 2023. Prior to joining Eaton Partners, he served as Director at Constellation Energy Commodities Group from July 2004. Mr. Eaton received a Bachelor of Economics and History from Duke University and his Master of Business Administration from Duke’s Fuqua School of Business.
We believe that Mr. Eaton’s skills and experience, particularly his experience with building a real assets business and leading principal transactions for natural gas structuring, make him well qualified to serve as a member of our Board.
Ben Moore—Director. Mr. Moore has served as our director since September 2025. He has also served as an Executive Vice President and Partner of Five Point since September 2025. Prior to re-joining Five Point in September 2025, Mr. Moore served as Executive Vice President of Subsurface and Sequestration at Northwind Midstream Partners, a portfolio company of Five Point, from December 2024 to August 2025, and as Executive Vice President and Partner of Five Point from May 2015 to November 2024. Mr. Moore served as Chief Executive Officer and President of NorTex Midstream Partners, a gas storage and processing company located in the Fort Worth Basin for two years. Prior to joining NorTex, Mr. Moore served for 12 years with Enstor, the gas midstream subsidiary of Iberdrola, working as the Vice President of Operations and Engineering and formerly as the Vice President of Business Development. Mr. Moore also served in various engineering and marketing roles in the upstream industry for Dominion Energy, Shell Oil, and Tenneco Oil. Mr. Moore currently serves on the board of directors of LandBridge. Mr. Moore earned a Bachelor of Science in Petroleum Engineering from the University of Oklahoma in 1986 and a Master of Business Administration from Duke University in 1994.
We believe that Mr. Moore’s 35 years of upstream and midstream energy experience, particularly in operations, engineering, and compliance, make him well qualified to serve as a member of our Board.
James Crane—Director. Mr. Crane has served as our director since September 2025. He has also served as the Chair and Chief Executive Officer of Crane Capital Group Inc, an investment management company, since 2006. Crane Capital Group has invested in transportation, power distribution, real estate and asset management and its holdings include Crane Worldwide Logistics, a premier global provider of customized transportation and logistics services, and Crane Freight & Cartage. Mr. Crane was Founder, Chairman and Chief Executive Officer of Eagle Global Logistics, Inc., a Nasdaq-listed global transportation, supply chain management and information services company, from 1984 until its sale in August 2007. Mr. Crane received a Bachelor of Science in Industrial Safety from Central Missouri State University. Mr. Crane serves on the board of directors of Nabors Industries Ltd (NYSE: NBR) and previously served on the board of directors of Cargojet Inc. (TSX: CJT) from 2015 until 2021.
We believe that Mr. Crane’s skills and experience, particularly his experience in marketing, logistics, global operations and creating shareholder value, make him well qualified to serve as a member of our Board.
Greg Daily—Director. Mr. Daily has served as our director since September 2025. He has also served as the Chief Executive Officer and Chairman of the board of directors of i3 Verticals, Inc. (Nasdaq: IIIV) since its founding in

2012. Prior to founding i3 Verticals, Mr. Daily founded iPayment, Inc. (Nasdaq: IPMT) in 2001 and served as its Chairman and Chief Executive Officer until his departure in 2011. Mr. Daily also co-founded PMT Services, Inc. (Nasdaq: PMTS), a credit card processing company, and served as President until the company was sold in 1998 to NOVA Corporation, where he continued to serve as Vice Chairman of the company’s board of directors until 2001. Mr. Daily received a Bachelor of Arts from Trevecca Nazarene University.
We believe that Mr. Daily’s skills and experience, particularly his experience in founding and managing new companies, make him well qualified to serve as a member of our Board.
Jeffrey Ritenour—Director. Mr. Ritenour has served as our director since September 2025. He also serves as the Executive Vice President and Chief Financial Officer of Devon Energy Corporation (NYSE: DVN). Mr. Ritenour was appointed to his current position in 2017 and has been with Devon since 2001, serving in various leadership roles, including most recently as Senior Vice President of Corporate Finance, Investor Relations and Treasury. Before joining Devon, Mr. Ritenour was with Ernst & Young LLP in Dallas. Mr. Ritenour earned a bachelor’s degree in accounting and a master’s degree in business administration, both from the University of Oklahoma.
We believe that Mr. Ritenour’s skills and experience, particularly his approximately 24 years of energy industry experience through his leadership at Devon, make him well qualified to serve as a member of our Board.
Janet Carrig—Director. Ms. Carrig has served as our director since December 2025. She has more than 20 years of experience as an attorney in both public and private practice, including most recently as the Senior Vice President, General Counsel and Corporate Secretary of ConocoPhillips Company (NYSE: COP) from 2007 until 2018 and prior thereto as the Executive Vice President, Corporate Development, General Counsel and Secretary of Kellogg Company from 1999 until 2003. Ms. Carrig also serves on the board of directors of Columbia Seligman Premium Technology Growth Fund, Inc. (NYSE: STK) and Tri-Continental Corp. (NYSE: TY), is a member of the Exelon Corporation (Nasdaq: EXC) special litigation committee and served on the board of directors of EQT Corporation (NYSE: EQT) and Whiting Petroleum Corporation (which merged with Oasis Petroleum Inc., forming Chord Energy Corporation). Ms. Carrig received a Bachelor of Arts in History from Grinnell College and a Juris Doctor from Yale Law School.
We believe that Ms. Carrig’s skills and experience, particularly her approximately 13 years of energy industry experience through her leadership at ConocoPhillips, make her well qualified to serve as a member of our Board.
Valerie P. Chase—Director. Ms. Chase has served as our director since April 2026 and currently serves as the chair of the Audit Committee. She has also served as a director of LandBridge since June 2024. Ms. Chase’s experience includes over 20 years in finance, accounting and corporate governance. She has broad experience across the finance function including technical accounting and SEC reporting, internal controls implementation and compliance, acquisitions and divestitures, cybersecurity and system implementations and brings extensive public company leadership experience, including overseeing financial reporting and capital markets transactions at public companies. From 2018 to 2021, Ms. Chase served as the Vice President, Chief Accounting Officer and Controller of Magnolia Oil & Gas Corporation where she was a key member of the leadership team during its initial business combination and subsequent operation as a public company. In this role, she oversaw accounting, tax, financial reporting and internal controls.
From 2010 to 2018, Ms. Chase served in roles of increasing responsibility with Apache Corporation (now APA Corporation), culminating in her role as the head of accounting policy and financial controls, where she led a complex accounting transformation. Ms. Chase began her career with Ernst & Young LLP. From 2021 to 2024, Ms. Chase served on the board of HF Foods Group Inc. (Nasdaq: HFFG), serving as chair of both the Audit Committee and the Special Transaction Review Committee. Ms. Chase holds a Bachelor of Economics degree and a Master of Accounting degree from the University of Michigan in Ann Arbor and is a Certified Public Accountant in the State of Texas.
We believe Ms. Chase’s skills and experience, including her experience in finance, accounting and corporate governance, as well as her expertise in accounting procedures, policies and financial controls, make her well qualified to serve as a member of our Board.
OUR BOARD RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR
ELECTION AS DIRECTORS FOR PROPOSAL NO. 1.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ratifying Our Certifying Accountants for 2026
The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2026, and our Board is asking shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, our Board considers the selection of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the selection of Deloitte for ratification by shareholders as a matter of good corporate practice.
Deloitte has continuously served as our independent registered public accounting firm since the consummation of our IPO and as our predecessors’ independent auditor since 2020. A representative of Deloitte is expected to be present during the Annual Meeting and, if present, Deloitte will have an opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions from the shareholders during the Annual Meeting.
Independent Registered Public Accounting Firm Fees and Services
The following is a summary of the fees billed to us (or our predecessor) by Deloitte for professional services rendered for the fiscal years ending on December 31, 2025 and December 31, 2024.

	Year Ended December 31,
Deloitte & Touche LLP	2025	2024
Audit Fees(1)	$5,074,691	$1,420,000
Audit-Related Fees	—	—
Tax Fees	2,483,846	584,382
All Other Fees	300,156	80,867
Total Fees	$7,858,693	$2,085,249

(1)
Includes fees for audits of annual financial statements, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including reviews of documents filed with the SEC.

Audit Committee Pre-Approval Policy
Our Audit Committee Pre-Approval Policy provides for the pre-approval of certain audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the nature of services provided by our independent registered public accounting firm in accordance with the Pre-Approval Policy, and the fees for the services performed to date.
OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
Our policies are conceived with the intention of attracting and retaining highly qualified individuals capable of contributing to the creation of value for our shareholders. Our compensation program for 2025 was designed to be competitive with market practices and to align the interests of our Named Executive Officers with those of WaterBridge and its shareholders.
Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices reflect our compensation philosophy for calendar year 2025. The Board believes that our compensation practices for 2025 were effective in implementing our guiding principles.
Pursuant to Section 14A of the Exchange Act, we are submitting this annual proposal to our shareholders for an advisory vote to approve the compensation of our Named Executive Officers. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to express their views on the compensation of our Named Executive Officers for 2025. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers for 2025 and the principles, policies and practices described in this Proxy Statement.
Accordingly, the following resolution is submitted for shareholder vote at the Annual Meeting:
“RESOLVED, that the shareholders of WaterBridge approve, on an advisory basis, the compensation of its named executive officers during 2025 as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosures.”
As this is an advisory vote, the result is not likely to affect previously granted compensation. The Board will consider the outcome of the vote when evaluating our compensation practices going forward.
OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3.

PROPOSAL NO. 4: ADVISORY VOTE ON PREFERRED FREQUENCY
OF ADVISORY VOTES ON EXECUTIVE COMPENSATION
As described in Proposal No. 3 above, our shareholders are being provided the opportunity to cast an advisory vote on our executive compensation program. The advisory vote on executive compensation described in Proposal No. 3 above is referred to as a “say-on-pay” vote.
Pursuant to Section 14A of the Exchange Act, this Proposal No. 4 affords shareholders the opportunity to cast an advisory vote on how often we should include a say-on-pay vote in our proxy materials for future annual shareholder meetings (or a special shareholder meeting for which we must include executive compensation information in the Proxy Statement for that meeting). We believe that say-on-pay votes should be conducted every year so that shareholders may provide us with direct and timely input on our executive compensation program. Please note that this vote is advisory and not binding on WaterBridge or the Board in any way. The Board will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation. The Board may decide now or in the future that it is in the best interests of our shareholders and our company to hold an advisory vote on executive compensation on a different frequency than the frequency receiving the most votes cast by our shareholders.
Under this Proposal No. 4, shareholders may vote to have the say-on-pay vote every one year, every two years, every three years or abstain from voting in response to the resolution set forth below.
“RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of WaterBridge’s named executive officers as set forth in the company’s proxy statement should be every year, every two years, or every three years.”
The Proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board.
OUR BOARD RECOMMENDS A VOTE FOR THE OPTION OF “ONE YEAR”
AS THE PREFERRED FREQUENCY OF ADVISORY VOTES ON
EXECUTIVE COMPENSATION FOR PROPOSAL NO. 4.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” with or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), unless and only to the extent that we specifically incorporate it by reference.
Primary Oversight Responsibilities
Management is responsible for the Company’s financial reporting process, including the responsibility to prepare our consolidated financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or GAAP, or as to the independence of the independent registered public accounting firm. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm. The Audit Committee’s responsibilities are described in its charter. A copy of the Audit Committee’s charter is available on our website at https://wbinfra.com/investor-relations/investor-overview by clicking on “Governance Documents” under the “Governance” section of our website.
Oversight of Independent Registered Public Accounting Firm
In connection with the evaluation, appointment and retention of the independent registered public accounting firm, at least annually the Audit Committee reviews and evaluates the independence and quality control procedures of the independent registered public accounting firm and the experience and qualifications of its senior personnel providing audit services to the Company. In connection with this assessment, the Audit Committee shall ensure the receipt of and review formal written statements from the independent auditor delineating all relationships between the auditor and the Company, consistent with applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee shall engage in an active dialogue with the independent auditor concerning any disclosed relationships or services that may impact the objectivity and independence of the auditor and take, or recommend that the Board take, appropriate action to oversee and ensure the independence of the auditor. Based on this overall evaluation, the Audit Committee retained Deloitte as our independent registered public accounting firm for 2025.
2025 Audited Consolidated Financial Statements
In fulfilling its oversight role for the year ended December 31, 2025, our Audit Committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2025 with management and Deloitte. Our Audit Committee has also discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
Our Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with our Audit Committee concerning independence and has discussed with Deloitte its independence.
Based on the review and discussions referred to above, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in its charter, our Audit Committee recommended to our Board that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC.
Submitted by the Audit Committee
Valerie P. Chase, Chair
Greg Daily
Janet Carrig

EXECUTIVE OFFICERS
The following table and narrative descriptions set forth certain information concerning our executive officers as of the date of the Proxy:

Name	Age	Position
Jason Long	44	Chief Executive Officer; Director
Michael Reitz	40	President, Chief Operating Officer
Scott L. McNeely	42	Executive Vice President, Chief Financial Officer
Harrison Bolling	43	Executive Vice President, General Counsel
Jason Williams	47	Executive Vice President, Chief Administrative Officer

Jason Long. For a brief biography of Mr. Long, please see “Proposal No. 1: Election of Directors.”
Michael Reitz—President, Chief Operating Officer. Mr. Reitz has served as our President, Chief Operating Officer since April 2025. Mr. Reitz also served as Executive Vice President, Chief Operating Officer of WaterBridge’s predecessor entities from June 2019 to March 2025, and as Senior Vice President of Operations of WaterBridge’s predecessor entities from August 2017 to June 2019. Prior to joining WaterBridge’s predecessor entities, Mr. Reitz served as Vice President of EnWater from May 2016 to July 2017 and as partner of Pelagic from June 2015 to June 2016. Mr. Reitz graduated from Louisiana State University with a Bachelor of Science in Petroleum Engineering in 2009.
Scott L. McNeely—Executive Vice President, Chief Financial Officer. Mr. McNeely has served as our Executive Vice President, Chief Financial Officer since April 2025. Mr. McNeely previously served as Executive Vice President, Chief Financial Officer of WaterBridge’s predecessor entities from January 2024 to March 2025, Senior Vice President, Finance of WaterBridge’s predecessor entities from January 2023 to December 2023, Vice President, Finance of WaterBridge’s predecessor entities from July 2019 to December 2022, and Director of Finance of WaterBridge’s predecessor entities from April 2018 to June 2019. Mr. McNeely also currently serves as Executive Vice President, Chief Financial Officer of LandBridge and has served in such role since January 2024. Prior to joining WaterBridge’s predecessor entities, Mr. McNeely served as an Investment Banking Senior Associate at Citigroup Inc. (NYSE: C) from June 2015 to March 2018. Prior to serving in such role, Mr. McNeely served in various roles within the intelligence community, including for CACI International Inc. (NYSE: CACI) from 2010 to 2012 and Leidos Holdings Inc. (NYSE: LDOS) from 2012 to 2014. Before joining CACI International Inc., Mr. McNeely served as an active-duty Air Force intelligence officer from 2005 to 2010. Mr. McNeely graduated from the University of California, Riverside with a Bachelor of Science in Computational Mathematics in 2005, the University of Oklahoma with a Master of Arts in International Relations in 2011 and the Kellogg School of Management at Northwestern University with a Master of Business Administration in 2016.
Harrison Bolling—Executive Vice President, General Counsel. Mr. Bolling has served as our Executive Vice President, General Counsel since April 2025. Mr. Bolling previously served as Executive Vice President of WaterBridge’s predecessor entities from March 2018 to March 2025. Mr. Bolling also currently serves as Executive Vice President, General Counsel of LandBridge and has served in such role since September 2023. Prior to joining WaterBridge’s predecessor entities, Mr. Bolling served as Vice President and General Counsel of Core Midstream from May 2017 to February 2018. Before joining Core Midstream, Mr. Bolling served as Assistant General Counsel of PennTex Midstream Partners, L.P. (Nasdaq: PTXP) from January 2015 to February 2017. Prior to PennTex, Mr. Bolling served as an associate at Bracewell LLP from September 2008 to December 2014. Mr. Bolling received a Bachelor of Science in History and Economics from Vanderbilt University in 2005 and a Juris Doctor from the University of Texas School of Law in 2008.
Jason Williams—Executive Vice President, Chief Administrative Officer. Mr. Williams has served as our Executive Vice President and Chief Administrative Officer since April 2025. Mr. Williams joined WaterBridge’s predecessor entities as Vice President, Chief Accounting Officer in September 2019 and previously served as Senior Vice President, Chief Accounting Officer and Head of Supply Chain of WaterBridge’s predecessor entities from January 2021 to December 2022, Executive Vice President, Chief Accounting Officer and Head of Supply Chain of WaterBridge’s predecessor entities from January 2023 to December 2023 and Executive Vice President, Chief Administrative Officer from January 2024 to March 2025. Mr. Williams also currently serves as Executive Vice President, Chief Administrative Officer of LandBridge and has served in such role since January 2024. Prior to joining WaterBridge’s predecessor entities, Mr. Williams served in various roles for BHP Group Limited

(ASX:  BHP), a public multinational mining and metals company, including most recently as Acting Vice President, Accounting and Reporting and previously as Finance Manager Permian and Eagle Ford. Before BHP, Mr. Williams served in various roles for Willbros Group, Inc., a global engineering and contractor company, including most recently as a controller. Prior to Willbros, Mr. Williams worked as an auditor at Grant Thornton LLP from January 2005 to December 2006. Mr. Williams received a Bachelor of Science in Accounting from the University of Houston, Clear Lake, in 2004.

COMPENSATION DISCUSSION & ANALYSIS
2025 Named Executive Officers
With respect to the year ended December 31, 2025, our “Named Executive Officers” or “NEOs” were as follows:

Name	Position(s)
Jason Long	Chief Executive Officer; Director
Michael Reitz	President and Chief Operating Officer
Scott L. McNeely	Executive Vice President, Chief Financial Officer
Harrison Bolling	Executive Vice President, General Counsel
Jason Williams	Executive Vice President, Chief Administrative Officer

Objectives of Our Compensation Programs
WaterBridge’s 2025 executive compensation program was designed to attract, motivate and retain talented individuals who are committed to achieving our long-term strategic objectives and creating shareholder value. Since our IPO was completed in September 2025, our 2025 compensation program included private company compensation. Our 2025 compensation program consisted of a base salary, a short-term incentive plan and long-term share-based compensation as discussed below. Our compensation structure is designed to align the incentives of our executives with our shareholders’ interests.
Role of Our Board of Directors
Because we are a “controlled company” within the meaning of the NYSE and NYSE Texas rules, we are not required to, and do not currently expect to, have a compensation committee in the present or foreseeable future. The Chairman of our Board makes decisions regarding executive compensation based on the information presented to him by our management team that is derived from executive compensation analytics provided to management by an independent compensation consultant. Our Chief Executive Officer does not recuse himself from votes or Board discussions relating to this compensation.
Role of Management
During 2025, in anticipation of the IPO, management engaged an independent compensation consultant to assist with compiling executive compensation data based on certain selected peer groups (defined below). Such compensation information was then presented to the Chairman of our Board to facilitate discussion surrounding executive compensation structures and programs in connection with determining post-IPO base salaries, target bonus amounts and Long-Term Incentive Program (“LTIP”) grants.
Role of the Independent Consultant
During 2025, management engaged Pay Governance LLC (“Pay Governance”) as its independent compensation consultant to assist with the development of pay strategies and compiling compensation information from peer companies. As part of this process, Pay Governance noted that WaterBridge is a unique organization in the sense that it is a fully-scaled water midstream company that shares a management team with a publicly-traded affiliate land management company, LandBridge. Accordingly, WaterBridge has no direct peers with regards to its management structure and compensation program. Instead of reviewing against a single peer group, Pay Governance performed two separate peer group analyses, one for total cash compensation (base salary and bonus) and a separate analysis for grants of awards made pursuant to a long-term incentive plan. For total cash compensation, Pay Governance reviewed companies that would be considered peers on a combined company basis, i.e., both WaterBridge and LandBridge (collectively, the “Combined Company”). For grants of awards made pursuant to a long-term incentive plan, Pay Governance reviewed against companies that would be considered peers for each of WaterBridge and LandBridge on a standalone basis. In other words, executive compensation was reviewed against the following three separate peer groups: (i) Combined Company basis for both WaterBridge and LandBridge, (ii) for LandBridge, land management companies, minerals and royalty companies and other similar companies only and (iii) for WaterBridge, midstream companies only. The 2025 executive compensation peer groups (the “2025 Peer Groups”)

were composed of the companies listed below, which are primarily midstream energy service companies, oil and gas production companies and royalty and real estate investment trust companies (“REITs”), selected based on size, complexity and the quality of publicly available data with respect to these companies:

Combined Company Peers	Midstream Peers	Royalty & REITs Peers
Matador Resources Company	Western Midstream Partners LP	Weyhauser Company
Coterra Energy Inc.	Delek US Holdings Inc.	Sitio Royalties Corp.
Atlas Energy Solutions Inc.	Antero Midstream Corporation	Black Stone Minerals, LP
Kodiak Gas Services Inc.	Kinetik Holdings Inc.	Royal Gold Inc.
	DT Midstream Inc.	Rayonier Inc.
	Summit Midstream Corporation	PotlatchDeltic Corporation
	Aris Water Solutions Inc.	Texas Pacific Land Corporation
The St. Joe Company

After reviewing the executive compensation structures and incentives of comparable peer companies compiled by Pay Governance, our management team then presented this information to the Chairman of our Board and made a recommendation regarding, among other things, the compensation of the Chief Executive Officer and our other NEOs, in each case including base salary, bonus target and long-term incentive awards. Since 2026 will be the Company’s first full year operating post-IPO as a public company, we expect to re-evaluate our peer set for the coming year and we expect the Board to engage a compensation consultant in connection with evaluating a 2027 consolidated compensation plan.
Elements of Executive Compensation
2025 Salaries
Our NEOs receive a base salary to compensate them for services rendered to the Company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. In August 2025, in anticipation of the IPO, our Board reevaluated each NEO’s base salary, taking into account a number of factors, including 2025 Peer Groups data, each executive’s experience, individual and Company performance and other individual or organizational circumstances, including the current market and business environments. Based on these considerations, our Board approved increases to the base salaries for each NEO to be effective following the closing of the IPO, which occurred in September 2025. For fiscal year 2025, prior to the IPO, Messrs. Long, Reitz, McNeely, Bolling and Williams’ annual base salaries were as follows: $572,000, $416,000, $374,400, $374,400 and $374,400, respectively. Effective October 1, 2025, the base salary for each of Messrs. Long, Reitz, McNeely, Bolling and Williams is as follows: $850,000, $550,000, $500,000, $450,000 and $450,000.
2025 Performance-Based Bonus Targets
We maintain an annual performance-based cash bonus program intended to reward achievement relative to annual financial, operational and individual performance objectives, in which Messrs. Long, Reitz, McNeely, Bolling and Williams participated during fiscal year 2025. Under the performance-based cash bonus program, each applicable NEO’s target bonus amount is expressed as a percentage of base salary. In connection with the IPO, the Board approved increases to the target bonus amounts for certain NEOs. For fiscal year 2025, prior to the IPO, the target bonus amount for each of Messrs. Long, Reitz, McNeely, Bolling and Williams was 100%, 80%, 80%, 80% and 80%, respectively. Effective October 1, 2025, the target bonus amount for each of Messrs. Long, Reitz, McNeely, Bolling and Williams is as follows: 125%, 100%, 90%, 80% and 80%, respectively.
Under our annual performance-based cash bonus program, bonus amounts earned were based on our Board’s assessment of individual performance for fiscal year 2025 and final payment amounts are reflected below within the Summary Compensation Table.
Equity Compensation
Historically, our NEOs received grants of incentive units (“Incentive Units”) from WaterBridge Resources, LLC, WaterBridge II LLC and WaterBridge NDB LLC (“NDB LLC”) as the primary source of equity-based compensation prior to the IPO in order to create alignment with our shareholders. The Incentive Units are structured as profits interests, rather than capital interests, and do not provide the holder with the rights of an equity holder (such as dividend or voting rights). Grants of Incentive Units are generally subject to a three year service vesting schedule, which is partially met for the NEOs as shown in the “Outstanding Equity Awards at 2025 Fiscal Year-End” table below.
In connection with the IPO in September 2025, we granted restricted stock units (“RSUs”) to the NEOs under the LTIP generally subject to continued employment through each applicable vesting date. LTIP awards are intended to balance retention of our executive team, align our NEOs’ interests with those of our shareholders and tie executive compensation to the long-term performance of the Company. As described above, our management team engaged Pay Governance to assist with designing our 2025 equity compensation program and set the total target LTIP value appropriate for each NEO, taking into account 2025 Peer Groups data and each NEO’s contribution to our success, level of responsibility and experience. Management presented Pay Governance’s findings to the Chairman of our Board, who determined that it was appropriate to allocate each NEO’s LTIP value to equity awards that would vest solely upon continued employment. The RSUs granted on September 18, 2025 in connection with the IPO will vest as to one third of the underlying shares on each of the first, second and third anniversaries of the grant date, subject to each NEO’s continued employment through such date. Following vesting, each RSU will be settled for shares of our Class A shares on a one-for-one basis. For additional information, see the “Grants of Plan-Based Awards for Fiscal Year 2025” and “Outstanding Equity Awards at 2025 Fiscal Year-End” tables below.
Retirement Plan
We maintain a 401(k) retirement savings plan, or the 401(k) plan, for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The U.S. Internal Revenue Code of 1986, as amended, (the “Code”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we provide matching contributions, 100% of an employee’s salary deferrals, up to a maximum of 7% of salary. An employee can defer up to 90% of their salary.
We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
Employee Benefits and Perquisites
All of our employees, including our NEOs, are eligible to participate in our health and welfare plans, including:
•	medical, dental and vision benefits;
•	short-term and long-term disability insurance; and
•	life insurance.
We did not provide any perquisites or special personal benefits to our NEOs in fiscal year 2025 other than the Company’s payment of life insurance premiums, a monthly company car allowance for certain NEOs, the use of company aircraft and the payment of club membership and dues.
Management believes that the perquisites and other personal benefits provided to the NEOs are reasonable, appropriate and necessary to attract and retain employees for key positions, which, in turn, promotes the long-term interests of our shareholders. The Company has granted club membership to certain NEOs to further business development on behalf of our shareholders, and while such membership is intended to be used for business purposes, members may use the club for personal purposes so long as they pay all incremental costs, other than the annual dues, related to such personal use. Expenses relating to personal use of the club amenities are either reimbursed to the Company by the NEO or paid directly by the NEO. Additionally, each of Messrs. Long and Reitz receive a company car allowance of $1,000 per month.
Our Board has adopted a written policy that sets forth guidelines and procedures regarding personal use of company aircraft. In 2025, personal use of company aircraft was approved in advance by our Chairman on a per use basis. We do not reimburse for taxes relating to any imputed income for personal travel and the personal travel of family members when they accompany an NEO. For fiscal year 2025, the aggregate incremental cost of each NEO’s personal use of company aircraft is described below in the 2025 Summary Compensation Table.

Such aggregate incremental cost of the personal use of our company aircraft reflects the marginal incremental private plane charter costs to the company and excludes any fixed contract costs.
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. We view the personal use of company aircraft to be a significant benefit that assists us in attracting and retaining top talent while allowing our executives to serve the Company without personal travel-related distractions. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits for our NEOs will be approved and subject to periodic review by our Board and we do not expect such perquisites to become a significant component of our compensation program.
Severance and Change in Control Benefits
We have not currently entered into employment agreements or severance agreements with any of our NEOs, but each NEO is party to RSU award agreements pursuant to the LTIP and management Incentive Unit (“MIU”) award agreements with regards to incentive units granted by NDB LLC (the “NDB MIUs”), each of which provides the NEOs with certain benefits in the event of a termination or change in control (as defined within each agreement). We believe that providing severance and change in control protections for outstanding equity awards is an important component of a competitive and market aligned executive compensation program. These protections help ensure that we can attract, retain, and appropriately motivate the talent necessary to execute our long-term strategy.
Policies and Practices Related to the Timing of Grants of Certain Equity-Based Awards
We do not currently grant stock options or stock appreciation rights (“SARs”) as part of our equity compensation programs, therefore we do not maintain a formal policy regarding the timing of stock option or SAR awards. During 2025, while the Board did not grant any stock options or SARs, neither the Board nor the Company times the disclosure of material nonpublic information to affect the value of other types of executive compensation awards granted to any service provider.
No Tax Gross-ups
We do not make gross-up payments to cover our NEOs’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us.
Anti-Hedging Policies
Pursuant to our Insider Trading Policy, the Company’s directors, executive officers and employees (collectively, the “Covered Persons”) may not engage in hedging transactions, short sales or transactions involving Company-based derivative securities, through transactions in Company securities or through the use of financial instruments designed for such purpose. Such hedging transactions, short sales and transactions involving Company-based derivative securities may result in a Covered Person becoming the beneficial owner of such Company securities without taking on the full risks and rewards of ownership, and therefore such Covered Person’s interests may not align with those of the Company’s shareholders generally.
Clawback Policy
We adopted the WaterBridge Infrastructure LLC Clawback Policy (the “Clawback Policy”), effective as of September 17, 2025. The Clawback Policy is intended to comply with the requirements of Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listing Company Manual. Under the terms of the Clawback Policy, in the event of a restatement of our financial statements due to material non-compliance with any financial reporting requirement under applicable securities laws, the Audit Committee shall take reasonably prompt action to cause the Company to recover the amount of any incentive compensation granted, awarded or paid to a covered employee within the preceding 36-month period to the extent the value of such compensation was in excess of the amount of incentive compensation that would have been granted, awarded or paid had the financial statements been in compliance with the financial reporting requirements (subject to certain limited exceptions). Each executive officer, including our NEOs and certain former executive officers, are considered “Covered Persons” for purposes of the Clawback Policy.

Risk Assessment
We believe that our compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our NEOs and other employees to focus on both short-term and long-term strategic goals, thereby creating an ownership culture and helping to align the interests of our employees and our shareholders. Accordingly, our compensation program is balanced between short-term and long-term incentive compensation. Short-term incentive compensation is paid annually, but is dependent upon the satisfaction and achievement of quantitative and qualitative factors established by our Board each year.
Overall, we believe that the balance within our compensation program results in an appropriate compensation structure for the Company, and that the program does not pose risks that could have a material adverse effect on our business or financial performance.
Report of the Audit Committee
The following report of the Audit Committee of the Board on executive compensation shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing made with the SEC, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.
The Audit Committee has reviewed and discussed the Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Audit Committee recommended that the Compensation Discussion & Analysis be included in this Proxy Statement.
Respectfully submitted,
The Audit Committee of the Board of Directors
Valerie P. Chase, Chair
Greg Daily
Janet Carrig

EXECUTIVE COMPENSATION TABLES
2025 Summary Compensation Table
The table below sets forth all the compensation awarded to, earned by, or paid to our NEOs during the fiscal year ended December 31, 2025.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total
Jason Long Chief Executive Officer	2025	633,930	1,772,980	3,107,500	806,058	101,403	6,421,871
	2024	550,000	740,000	—	—	35,670	1,325,670
Michael Reitz President and Chief Operating Officer	2025	445,830	1,407,980	2,147,000	549,585	96,284	4,646,679
	2024	400,000	720,000	—	—	35,463	1,155,463
Scott L. McNeely Executive Vice President, Chief Financial Officer	2025	402,360	875,000	1,695,000	366,390	44,839	3,383,589
	2024	335,770	390,000	—	—	42,280	768,050
Harrison Bolling Executive Vice President and General Counsel	2025	391,210	805,000	1,582,000	366,390	47,236	3,191,836
	2024	360,000	390,000	—	—	33,086	783,086
Jason Williams Executive Vice President, Chief Administrative Officer	2025	391,210	829,726	1,582,000	366,390	25,130	3,194,456
	2024	360,000	390,000	—	—	24,780	774,780

(1)	Amounts reflect the base salary actually paid to each NEO for fiscal years 2024 and 2025.
(2)
Amounts reflect special bonuses during the 2024 and 2025 fiscal years related to each NEO’s services to the Company in connection with certain transactions, including bonuses related to the IPO. Amounts also reflect cash bonuses earned by our NEOs based on Company and personal performance during fiscal years 2024 and 2025. The amounts reported for 2024 were previously disclosed under the “Non—Equity Incentive Plan Compensation” column of our Registration Statement on Form S-1 as filed with the SEC, but after further consideration, we have concluded that these amounts are more appropriately reported in the “Bonus” column for purposes of accurate presentation within this Proxy Statement.

(3)
The amounts reported in this column for 2025 represent the aggregate grant date fair value, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation -Stock Compensation (“ASC 718”), of RSUs granted to the Named Executive Officers in 2025 under the LTIP, disregarding the estimate of forfeitures. Additional details regarding assumptions used to value these RSU awards may be found in Notes 2 and 11 to our consolidated financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(4)
We believe that, despite the fact that the Incentive Units (as defined below) do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(m)(5)(i) of Regulation S-K as an instrument with an “option-like feature.” The amounts reflected for 2025 within this column show the grant date value of the Incentive Units granted pursuant to the incentive unit program of NDB LLC, in accordance with FASB ASC 718. Pursuant to SEC rules, all amounts shown in this column exclude the effect of estimated forfeitures related to service-based vesting conditions. Additional detail regarding the Incentive Units is included in Notes 2 and 11 to our consolidated financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(5)
Amounts reflect the following for Mr. Long, Mr. Reitz, Mr. McNeely, Mr. Bolling and Mr. Williams, respectively, (i) the cost of life insurance premiums paid by the Company: $420, $420, $420, $420 and $630, (ii) the value of Company matching contributions under the Company’s 401(k) plan: $24,500, $24,500, $24,500, $24,500 and $24,500, (iii) the value of each NEO’s use of company aircraft: $26,125, $13,063, $0, $13,063 and $0, and (iv) the value of club dues or membership fees paid by the Company: $38,358, $46,301, $19,919, $9,254 and $0. Additionally, Mr. Long and Mr. Reitz each received an annual vehicle allowance of $12,000 each.

Grants of Plan-Based Awards for Fiscal Year 2025
The table below sets forth the awards granted to our NEOs during 2025, including awards under the LTIP.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Share)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Jason Long NDB Incentive Units RSU	March 1, 2025	—	1,100(4)	—	806,058
	September 18, 2025	137,500	—	—	3,107,500
Michael Reitz NDB Incentive Units RSU	March 1, 2025	—	750(4)	—	549,585
	September 18, 2025	95,000	—	—	2,147,000
Scott L. McNeely NDB Incentive Units RSU	March 1, 2025	—	500(4)	—	366,390
	September 18, 2025	75,000	—	—	1,695,000
Harrison Bolling NDB Incentive Units RSU	March 1, 2025	—	500(4)	—	366,390
	September 18, 2025	70,000	—	—	1,582,000
Jason Williams NDB Incentive Units RSU	March 1, 2025	—	500(4)	—	366,390
	September 18, 2025	70,000	—	—	1,582,000

(1)
These RSUs will vest in one-third increments over a three-year period beginning on the first anniversary of the grant date. For further discussion, see section titled “Equity Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement and Note 11, “Share-Based Compensation” in our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(2)
We believe that, despite the fact that the Incentive Units (as defined below) do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(m)(5)(i) of Regulation S-K as an instrument with an “option-like feature.” Each Incentive Unit is granted with a specific hurdle amount, or distribution threshold, and will only provide value to the holder based upon our growth above that hurdle amount. Because the Incentive Units are not traditional options, there is no exercise price associated with the awards in the table above. A more detailed description of the Incentive Unit program is provided in the narrative below.

(3)
Represents the grant date fair value of each equity award computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. For RSUs and MIUs, grant date fair value is based upon the closing stock price on the grant date. A discussion of the assumptions used in the calculation of these amounts is included in Note 11, “Share-Based Compensation” in our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(4)	Each NDB Incentive Unit vests in three equal installments commencing on the first three anniversaries of January 1, 2025, subject to the NEO’s continued service through the applicable vesting date.

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table summarizes the number of share-based awards underlying outstanding equity incentive plan awards for each NEO as of December 31, 2025.

			Option Awards(1)			Stock Awards
Name	Grant Date	Granting Entity(2)	Number of Securities Underlying Options (#) Exercisable(3)	Number of Securities Underlying Unexercised Options (#) Unexercisable(4)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested f (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
Jason Long	June 9, 2020	NDB LLC	650	—	—	—	—	—
	July 1, 2023	NDB LLC	228	114	—	—	—	—
	March 21, 2025	NDB LLC	—	1,100	—	—	—	—
	Sept. 18, 2025	WaterBridge	—	—	—	—	137,500	2,751,375
Michael Reitz	June 9, 2020	NDB LLC	500	—	—	—	—	—
	July 1, 2023	NDB LLC	174	87	—	—	—	—
	March 21, 2025	NDB LLC	—	750	—	—	—	—
	Sept. 18, 2025	WaterBridge	—	—	—	—	95,000	1,900,950
Scott L. McNeely	June 9, 2020	NDB LLC	150	—	—	—	—	—
	July 1, 2023	NDB LLC	187	93	—	—	—	—
	March 21, 2025	NDB LLC	—	500	—	—	—	—
	Sept. 18, 2025	WaterBridge	—	—	—	—	75,000	1,500,750
Harrison Bolling	June 9, 2020	NDB LLC	375	—	—	—	—	—
	July 1, 2023	NDB LLC	133	67	—	—	—	—
	March 21, 2025	NDB LLC	—	500	—	—	—	—
	Sept. 18, 2025	WaterBridge	—	—	—	—	70,000	1,400,700
Jason Williams	June 9, 2020	NDB LLC	150	—	—	—	—	—
	July 1, 2023	NDB LLC	200	100	—	—	—	—
	March 21, 2025	NDB LLC	—	500	—	—	—	—
	Sept. 18, 2025	WaterBridge	—	—	—	—	70,000	1,400,700

(1)
We believe that, despite the fact that the Incentive Units (as defined below) do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(m)(5)(i) of Regulation S—K as an instrument with an “option—like feature.” Each Incentive Unit is granted with a specific hurdle amount, or distribution threshold, and will only provide value to the holder based upon our growth above that hurdle amount. Because the Incentive Units are not traditional options, there is no exercise price or expiration date associated with the awards in the table above. A more detailed description of the Incentive Unit program is provided in the narrative below.

(2)
The outstanding Incentive Units were granted to our NEOs by NDB LLC. Distributions attributable to Incentive Units are based on returns received by investors of WB NDB once certain return thresholds have been met. Incentive Units are solely a payment obligation of NDB LLC, and neither the Company nor OpCo has any cash or other obligation to make payments in connection with the Incentive Units. RSUs were granted by the Company.

(3)	Incentive Units that are reflected as “exercisable” were vested as of December 31, 2025.
(4)
Incentive Units reflected as “unexercisable” were still subject to time-based vesting conditions as of December 31, 2025. Each relevant Incentive Unit award vests in equal annual installments commencing on the first three anniversaries of July 1, 2023, for the Incentive Units granted on such date, and January 1, 2025 for the Incentive Units granted on March 21, 2025, subject to the NEO’s continued service.

(5)
The amounts in this column reflect outstanding time-based RSU awards granted to NEOs, each of which vests at one-third of the total RSUs granted on each of the first three anniversaries of the date of our IPO, generally subject to continued employment through each applicable vesting date.

(6)
The amounts reflected in this column would represent the market value of the Class A shares underlying the RSU awards granted to the NEOs as set forth in the preceding column, computed based on the closing price of our Class A shares on December 31, 2025, which was $20.01.

Option Exercises and Stock Vested in Fiscal Year 2025
The following table provides information, on an aggregate basis, about the NEOs’ awards that were converted to a single class of common units in connection with our IPO during the fiscal year ended December 31, 2025.

		Option Awards
Name	Granting Entity	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)
Jason Long	WBR I	31,357	627,140
Michael Reitz	WBR I	20,904	418,080
Scott L. McNeely	WBR I	—	—
Harrison Bolling	WBR I	10,888	217,760
Jason Williams	—	—	—

(1)
In connection with the IPO, WaterBridge Resources LLC (“WBR I”) was reorganized effective as of September 18, 2025 and all outstanding equity interests in WBR I, including Incentive Units, were converted to a single class of common units. This column reflects the number of common units in WBR I that were issued to each NEO in respect of Incentive Units held by such NEO immediately prior to the reorganization.

(2)	The amounts reported in this column equal the number of reorganized common units issued to the NEO multiplied by the value of the common units on the reorganization date.
Pension Benefits and Nonqualified Deferred Compensation
We have not maintained, and do not currently maintain, a defined benefit pension plan or a nonqualified deferred compensation plan providing for retirement benefits.
Potential Payments Upon Termination or Change in Control
None of our NEOs is party to an employment agreement. However, each of our NEOs may be entitled to certain benefits upon termination of employment under the terms of their respective equity award agreements, consisting of their NDB MIUs and RSU award agreements entered into pursuant to the LTIP. The table below and the following disclosures discuss the payments and benefits that each of our NEOs would have been eligible to receive upon certain termination events, including terminations in connection with a change in control, assuming that each such termination occurred on December 31, 2025. As a result, the payments and benefits disclosed represent what would have been due and payable to such NEOs under the applicable agreements and plans in existence between each NEO and the Company as of December 31, 2025. This disclosure does not reflect any changes to such agreements or plans, or new agreements or plans adopted, after December 31, 2025, unless specifically stated.
Treatment of LTIP Awards upon a Termination of Employment (including in Connection with a Change in Control)
Pursuant to the award agreements governing outstanding LTIP awards held by each NEO, upon a termination of employment without “Cause,” or by the NEO for “Good Reason” (such terms as defined in the award agreement and described below), the RSUs will immediately become fully vested.
Upon termination of employment due to death or disability, then the greater of (i) all unvested RSUs that would have vested within the next year following the termination of the NEO’s employment or service relationship, or (ii) the minimum number of unvested RSUs that, if vested, would cause 50% of the total number of RSUs granted to become vested, will immediately become fully vested.
Upon a termination of employment due to a “Change in Control” (as defined in the LTIP and described below) and the RSUs are not continued, converted, assumed or replaced with a substantially similar award by (a) WaterBridge or (b) a successor entity or its parent or subsidiary, the RSUs will immediately become fully vested.

For each NEO, as of December 31, 2025, the accelerated value of their RSUs would be based upon the number of outstanding RSUs reflected in the “Outstanding Equity Awards at 2025 Fiscal Year-End” table above (as well as the vesting schedule set forth in the footnotes to such table with respect to death or disability situations), multiplied by the price of our Class A shares on December 31, 2025, which was $20.01.
•
“Cause” with respect to the LTIP awards is generally defined first by any “cause” (or similar) definition in the participant’s employment, consulting, incentive unit award, or severance agreement then in effect; if none applies, it generally means: (i) conviction of a felony or other crime involving moral turpitude, or any act or omission involving misappropriation, fraud, or breach of fiduciary duty; (ii) willful misconduct with respect to WaterBridge or any affiliate or in performing duties; (iii) gross negligence that is material and repeated/continuing, or that has a material effect on WaterBridge or any affiliate, with a 15-day cure period for curable acts after written notice; or (iv) a material breach (directly or indirectly, including through owned/controlled entities) of any material operating or governing agreement of WaterBridge or any affiliate to which the participant or such entity is a party.

•
“Good Reason” with respect to the LTIP awards is generally defined first by any “good reason” (or similar) definition in the participant’s employment, consulting, or severance agreement then in effect; if none applies, it generally means, without the participant’s consent: (i) a material adverse change in position, duties, or reporting (other than for performance); (ii) a material reduction in base salary (other than for performance); or (iii) relocation of the principal work location by more than 50 miles. Good Reason exists only if the participant gives written notice within 60 days of learning of the event, WaterBridge fails to cure within 30 days (if curable), and the participant resigns within 30 days after the cure period expires.

•
A “Change in Control” with respect to the LTIP generally occurs upon any of the following: (1) a person or group acquires beneficial ownership of at least 50% of the outstanding Class A shares or combined voting power, excluding acquisitions from the Company, by the Company or its subsidiaries, by an employee benefit plan, or in qualifying transactions that satisfy specific continuity conditions; (2) the “Incumbent Directors” (those on the Board as of the effective date or later approved by at least two-thirds of them) cease to constitute a majority of the Board, excluding directors installed through an actual or threatened proxy contest; (3) consummation of a merger, consolidation, reorganization, or sale/disposition of all or substantially all assets (or acquisition of another’s assets), unless post-transaction ownership, voting power, and board composition meet continuity thresholds (more than 50% ongoing ownership/voting by pre-transaction holders, no new 50% owner other than specified exceptions, and a Board majority of Incumbent Directors); (4) shareholder approval of a complete liquidation or dissolution; or (5) a purchase of shares by the controlling shareholder that causes the Company to cease being listed on a national exchange.

Treatment of Incentive Units upon a Termination of Employment
Pursuant to the award agreements governing the outstanding Incentive Units held by each of the NEOs, if the NEO is terminated without “Cause,” (as defined in Incentive Unit award agreement and described below) or the NEO terminates his employment with “Good Reason,” (as defined in Incentive Unit award agreement and described below) all unvested Incentive Units that would have vested during the 12 months following such termination will be deemed to automatically vest as of the termination date.
Upon a termination of a NEO’s employment due to death or disability, the NEO would receive accelerated vesting of an amount that is the greater of (a) the unvested Incentive Units that would have vested during the 12 months following such termination or (b) the number of Incentive Units that equal 50% of the original Incentive Unit grant amount.
In the event that a NEO is terminated for “Cause,” all unvested Incentive Units are immediately forfeited, and one-third of any Incentive Units that had become vested prior to such termination will also be forfeited without consideration.

All unvested Incentive Units held by a NEO upon a termination of employment without good reason, upon the NEO’s bankruptcy, or upon the transfer of that NEO’s awards by contract (including death, divorce, operation of law or otherwise) will be immediately forfeited.
•
“Cause” with respect to the Incentive Units is generally defined first by any “cause” (or similar) definition in the participant’s employment, consulting, incentive unit award, or severance agreement then in effect; if none applies, it generally means: (i) conviction of a felony or other crime involving moral turpitude, or any act or omission involving misappropriation, fraud, or breach of fiduciary duty; (ii) willful misconduct with respect to WaterBridge or any affiliate or in performing duties; (iii) gross negligence that is material and repeated/continuing, or that has a material effect on WaterBridge or any affiliate, with a 15-day cure period for curable acts after written notice; or (iv) a material breach (directly or indirectly, including through owned/controlled entities) of any material operating or governing agreement of WaterBridge or any affiliate to which the participant or such entity is a party.

•
“Good Reason” with respect to the Incentive Units is generally defined first by any “good reason” (or similar) definition in the participant’s employment, consulting, or severance agreement then in effect; if none applies, it generally means, without the participant’s consent: (i) a material adverse change in position, duties, or reporting (other than for performance); (ii) a material reduction in base salary (other than for performance); or (iii) relocation of the principal work location by more than 50 miles. Good Reason exists only if the participant gives written notice within 60 days of learning of the event, WaterBridge fails to cure within 30 days (if curable), and the participant resigns within 30 days after the cure period expires.

Quantification of Payments
The following table summarizes the compensation and other benefits that would have become payable to each NEO, assuming his employment terminated on December 31, 2025, and assuming a closing price of $20.01 as of December 31, 2025.

Name	Payment Type / Benefit	Termination Due to Death or Disability ($)	Termination Due to a Change in Control or Discontinued Award Following a Change in Control ($)	Change in Control and Employment Continues but Award does not Continue ($)	Termination without Cause or Resignation for Good Reason ($)
Jason Long	LTIP Award Acceleration(1)	1,375,688	2,751,375	2,751,375	917,118
	Incentive Unit Acceleration(2)	1,698,401	2,971,239	2,971,239	1,274,893
	Total	3,074,089	5,722,614	5,722,614	2,192,011
Michael Reitz	LTIP Award Acceleration(1)	950,475	1,900,950	1,900,950	633,657
	Incentive Unit Acceleration(2)	1,192,616	2,060,460	2,060,460	903,334
	Total	2,143,091	3,961,410	3,961,410	1,536,991
Scott L. McNeely	LTIP Award Acceleration(1)	750,375	1,500,750	1,500,750	500,250
	Incentive Unit Acceleration(2)	925,732	1,505,539	1,505,539	733,649
	Total	1,676,107	3,006,289	3,006,289	1,233,899
Harrison Bolling	LTIP Award Acceleration(1)	700,350	1,400,700	1,400,700	466,893
	Incentive Unit Acceleration(2)	828,674	1,405,993	1,405,993	636,591
	Total	1,529,024	2,806,693	2,806,693	1,103,484
Jason Williams	LTIP Award Acceleration(1)	700,350	1,400,700	1,400,700	466,893
	Incentive Unit Acceleration(2)	951,863	1,530,426	1,530,426	759,780
	Total	1,652,213	2,931,126	2,931,126	1,226,673

(1)
The amounts reported in this row were calculated by multiplying the number of RSUs that would accelerate under the applicable termination scenario by $20.01, the closing price of our Class A shares on December 31, 2025.

(2)
The amounts reported in this row were calculated by determining the value of the applicable Incentive Units that would be received by each NEO in a hypothetical liquidation scenario of NDB LLC as of December 31, 2025 based on the $20.01 per share closing price of Class A shares on December 31, 2025.

Pay Versus Performance
Pursuant to the amendments to Section 14(i) of the Exchange Act, Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, this section provides information regarding the relationship of compensation paid to our NEOs relative to our financial performance.
The following table summarizes compensation values reported in the Summary Compensation Table for our principal executive officer (“PEO”) and the average for our other NEOs, as compared to “compensation actually paid” or “CAP” and the Company’s financial performance for the year ended December 31, 2025.
Pay versus Performance Table

Year (a)	Summary Compensation Table Total for PEO(1) ($) (b)	Compensation Actually Paid to PEO(1)(2) ($) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income ($) (h)
					Total Shareholder Return(3) (f)	Peer Group Total Shareholder Return(3) (g)
2025	6,421,871	8,774,821	3,604,140	4,712,445	100.05	99.90	9

(1)	The PEO and the non-PEO NEOs for the year ended December 31, 2025 are as follows: PEO – Jason Long; non-PEO NEOs – Michael Reitz, Scott McNeely, Harrison Bolling and Jason Williams.
(2)
The amount reported in this column is based on total compensation reported for our PEO in the Summary Compensation Table for the year ended December 31, 2025 and adjusted as shown in the table below in accordance with applicable SEC rules. Fair value of equity awards was computed in accordance with the Company’s methodology used for financial reporting purposes.

(3)
The values disclosed in (i) the TSR column represent the measurement period value of an investment of $100 in our Class A shares and (ii) the Peer Group TSR column represent the measurement period value of an investment of $100 in our peer group. For purposes of the Pay versus Performance table, the peer group is the Alerian US Midstream Energy Index, which is the same peer group we used in our Annual Report on Form 10-K for the year ended December 31, 2025.

For the year ended December 31, 2025
PEO Summary Compensation Table (“SCT”) Total	$6,421,871
Add (Subtract)
Fair value of equity awards granted during the year as reported in the Stock Awards and Option Awards columns of the SCT	$(3,913,558)
Year-end fair value of awards outstanding and unvested as of the end of the year (for awards granted during the year)	$5,297,052
Fair value of equity awards as of the vesting date for awards that vested during covered year (for awards granted during the covered year)	$—
Change in fair value of equity awards as of the end of the covered year (as compared to the end of the preceding year) if the award is outstanding and unvested as of the end of the covered year (for awards granted in years prior)	$171,158
Change in fair value of equity awards as of the vesting date (compared to the end of the year preceding the year) if the award vested during the covered year (for awards granted in years prior)	$798,298
Amount equal to the fair value of equity awards as of the end of the year preceding the covered year if the award was forfeited during the year	$—
Dollar value of any dividends or other earnings paid on equity awards in the covered year prior to the vesting date (if such dividends or other earnings were not otherwise reflected in the fair value of such award or included in any other component of total compensation for the covered year)	$—
COMPENSATION ACTUALLY PAID TO PEO TOTAL	$8,774,821

For the year ended December 31, 2025
Non-PEO NEOs Average Summary Compensation Table Total	$3,604,140
Add (Subtract)
Average fair values of equity awards granted during the year as reported in the Stock Awards and Option Awards columns of the SCT	$(2,163,689)
Year-end fair value of awards outstanding and unvested as of the end of the covered year (for awards granted during the year)	$2,852,542
Fair value of equity awards as of the vesting date for awards that vested during covered year (for awards granted during the year)	$—
Change in fair value of equity awards as of the end of the year (as compared to the end of the preceding year) if the award is outstanding and unvested as of the end of the covered year (for awards granted in years prior)	$130,246
Change in fair value of equity awards as of the vesting date (compared to the end of the year preceding the year) if the award vested during the year (for awards granted in years prior)	$289,206
Amount equal to the fair value of equity awards as of the end of the year preceding the year if the award was forfeited during the year	$—
Dollar value of any dividends or other earnings paid on equity awards during the year prior to the vesting date (if such dividends or other earnings were not otherwise reflected in the fair value of such award or included in any other component of total compensation for the year)	$—
AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS TOTAL	$4,712,445

Narrative to Pay Versus Performance Table
As discussed in greater detail in the Compensation Discussion and Analysis above, the Chairman of our board of directors considers many factors when making decisions concerning the compensation of our NEOs. While the primary factor taken into account when discussing an NEO’s compensation is the NEO’s personal performance and contributions to the Company, TSR is an example of the Company’s overall financial performance, which may directly or indirectly impact the Company’s compensation decisions as well as Compensation Actually Paid (“CAP”). However, as calculated under SEC rules, CAP reflects adjusted values to unvested and vested equity awards, GAAP valuation assumptions and projected performance modifiers but does not reflect actual amounts realized by our NEOs for those awards. In fiscal year 2025, our board of directors also made compensation decisions to align our PEO and non-PEO NEOs’ compensation more closely with market practices following the IPO.
Historically, long-term equity compensation has been the primary method employed to align our NEOs’ interests with the performance of the Company. Prior to the IPO, equity compensation consisted primarily of the issuance of Incentive Units with three-year vesting terms. Following the IPO, such equity compensation consisted primarily of RSUs granted pursuant to the LTIP. While long-term equity incentives represent a large portion of our NEOs’ total target compensation, the performance of our Class A shares, measured by TSR, is one of the key drivers of CAP. Measuring from September 16, 2025, the date when our Class A shares started trading on the NYSE, until December 31, 2025, our Class A shares yielded a TSR of $100.05 assuming $100.00 was invested in our Class A shares on September 16, 2025. Assuming $100.00 was invested in the peer group we benchmarked against in our Annual Report on Form 10-K filed with the SEC on March 13, 2026, the Alerian US Midstream Energy Index, our peer group yielded a TSR of $99.90, indicating a 0.15% premium over the Alerian US Midstream Energy Index.

DIRECTOR COMPENSATION
Annual compensation for our non-employee directors is currently comprised of cash and equity-based compensation, as set out below. We also reimburse our directors for reasonable out-of-pocket expenses associated with travel to and attendance at our Board and committee meetings. We do not pay for meeting attendance or provide any other benefits or perquisites to our non-employee directors.
For the year ended December 31, 2025, the members of our Board, other than Messrs. Capobianco, Morrow, Sulton, Bayouth, Moore, Eaton, Ms. Harling (collectively, the “Five Point Directors”), Mr. Ritenour and Mr. Long, received compensation for their service on our Board and committees thereof consisting of the items below:
•	an annual retainer of $100,000;
•	an additional annual retainer of $10,000 for service in the Audit Committee;
•	an additional annual retainer of $10,000 for service as the chair of the Audit Committee; and
•	an annual grant of RSUs with an aggregate grant date fair value equal to $130,000.
The Company does not pay any compensation to the Five Point Directors or Mr. Ritenour for their service as directors on our Board. For directors appointed or elected after January 1 of a given year, the compensation paid to the non-employee directors will be pro-rated based on the number of days of service.
The following table summarizes the compensation provided to the members of our Board for the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Total ($)
Greg Daily	27,500	165,815	193,315
James Crane	25,000	165,815	190,815
Janet Carrig(4)	—	136,370	136,370

(1)	The amounts reflected in this column reflect the annual cash compensation paid to the non-employee directors, prorated based on days of service on our Board for the year ended December 31, 2025.
(2)
The amounts reflected in this column represent the grant date fair value of the RSUs granted to the non-employee directors in 2025 pursuant to our LTIP, computed in accordance with FASB ASC 718, excluding the effects of estimated forfeitures.

(3)	As of December 31, 2025, each of Messrs. Crane and Daily, and Ms. Carrig held 6,500 unvested RSUs, subject to vesting on September 18, 2026.
(4)	Ms. Carrig was appointed to the Board on December 12, 2025, and was granted unvested RSUs pursuant to our non-employee director compensation program.
Non-Employee Director Compensation Arrangements
Under the director compensation program, members of our Board who are also employees do not receive additional compensation for their service as directors. Each director is entitled to be reimbursed for reasonable out-of-pocket expenses and associated travel incurred to attend meetings and activities of our Board or any of its committees. Each director is also indemnified by us for actions associated with serving as a director to the fullest extent permitted under Delaware law pursuant to indemnification agreements entered into with such director.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth certain information as of December 31, 2025, with respect to compensation plans under which equity securities of WaterBridge are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	884,000	—	6,172,750
Total	884,000	—	6,172,750

(1)	All outstanding awards under the LTIP represent restricted stock units subject to time-based vesting, which do not have an exercise price.
(2)
On January 1 of each calendar year, the total number of Class A shares reserved and available for delivery with respect to awards under the LTIP increases by a number of Class A shares equal to the lesser of (x) 5% of the total number of Class A shares and Class B shares outstanding as of December 31 of the immediately preceding calendar year; (y) the number of Class A shares required to bring the total Class A shares available for issuance under the LTIP to 5% of the total number of Class A shares and Class B shares outstanding as of December 31 of the immediately preceding calendar year; or (z) such smaller number of Class A shares as determined by our Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
OpCo LLC Agreement
Under the Limited Liability Company Agreement of WBI Operating LLC (“OpCo”), dated as of September 18, 2025 (the “OpCo LLC Agreement”), each holder of a unit representing a limited liability company interest in OpCo (“OpCo Unit”) (other than us), subject to certain limitations, has a right (“Redemption Right”) to cause OpCo to acquire all or a portion of its OpCo Units (along with the cancellation of a corresponding number of our Class B shares) for, at OpCo’s election, (i) Class A shares at a redemption ratio of one Class A share for each OpCo Unit redeemed, subject to applicable conversion rate adjustments, or (ii) cash in an amount equal to the Cash Election Amount (as defined below) of such Class A shares, subject to the Equity Offering Condition (as defined below). OpCo will determine whether to issue Class A shares or pay cash in an amount equal to the Cash Election Amount in lieu of the issuance of Class A shares based on facts in existence at the time of the decision, which we expect would include the relative value of the Class A shares (including the trading price for the Class A shares at the time), the cash purchase price, the availability of other sources of liquidity (such as an issuance of additional common shares) to acquire the OpCo Units and alternative uses for such cash. Alternatively, upon the exercise of the Redemption Right, we (instead of OpCo) will have the right (“Call Right”) to, for administrative convenience, acquire each tendered OpCo Unit directly from the redeeming holder of OpCo Units (“OpCo Unitholder”) for, at our election, (x) one Class A share, subject to applicable conversion rate adjustments, or (y) cash in an amount equal to the Cash Election Amount of such Class A shares, subject to the Equity Offering Condition. We may exercise the Call Right only if an OpCo Unitholder first exercises its Redemption Right, and an OpCo Unitholder may exercise its Redemption Right in its discretion. As the sole managing member of OpCo, our decision to pay the Cash Election Amount upon an exercise of the Redemption Right or Call Right may be made by a conflicts committee consisting solely of independent directors. In connection with any redemption of OpCo Units pursuant to the Redemption Right or acquisition of OpCo Units pursuant to the Call Right, a corresponding number of Class B shares held by the redeeming OpCo Unitholder will be automatically cancelled.
For so long as a redeeming holder and its affiliates own at least 40% of the voting power of the Company, (i) OpCo may elect to settle a redemption by such holder in cash only to the extent that, prior to or contemporaneously with making such election, the Company issues a number of Company Equity Securities (as defined in the OpCo LLC Agreement) at least equal to the number of OpCo Units subject to such redemption and contributes to OpCo an amount in cash equal to the net proceeds received by the Company from the issuance of such Company Equity Securities, and (ii) the Company may make a cash election in connection with its exercise of the Call Right with respect to a redemption by such holder only to the extent that, prior to or contemporaneously with making such election, the Company issues a number of Company Equity Securities at least equal to the number of OpCo Units subject to such redemption (in each case, the “Equity Offering Condition”).
Our LLC Agreement contains provisions effectively linking each OpCo Unit with one of our Class B shares such that Class B shares cannot be transferred without transferring an equal number of OpCo Units and vice versa.
As the OpCo Unitholders (other than us) cause their OpCo Units to be redeemed, holding other assumptions constant, our membership interest in OpCo will be correspondingly increased, the number of Class A shares outstanding will be increased, and the number of Class B shares will be decreased.
“Cash Election Amount” means, with respect to the Class A shares to be delivered to the redeeming OpCo Unitholder by OpCo pursuant to the Redemption Right or the Call Right, as applicable, (i) the amount of cash that would be received if the number of Class A shares to which the redeeming OpCo Unitholder would otherwise be entitled were sold at a per share price equal to the trailing 10 day volume weighted average price of a Class A share on such redemption date, net of actual or deemed offering expenses or (ii) if the Class A shares no longer trade on a securities exchange or automated or electronic quotation system, an amount equal to the Fair Market Value (as defined in the OpCo LLC Agreement) of one Class A share that would be obtained in an arms’ length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell and without regard to the particular circumstances of the buyer or seller.
Under the OpCo LLC Agreement and in our capacity as the managing member of OpCo, subject to the obligation of OpCo to make tax distributions and to reimburse us for our corporate and other overhead expenses, we have the right to determine when distributions will be paid to the OpCo Unitholders and the amount of any such distributions.
The OpCo Unitholders, including us, are allocated their proportionate share of any taxable income or loss of OpCo pursuant to the OpCo LLC Agreement and generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of OpCo. Net profits and net losses of OpCo generally are allocated to OpCo Unitholders on a pro rata basis in accordance with their respective percentage ownership of OpCo Units, except that certain non pro rata adjustments are required to be made to reflect built in gains and losses and tax depreciation and amortization with respect to such built in gains and losses. The OpCo LLC Agreement provides, subject to the terms of any current or future debt or other arrangements, for: (i) pro rata tax distributions to the OpCo Unitholders in an amount generally intended to allow us to satisfy our actual income tax liabilities with respect to our allocable share of the income of OpCo; (ii) pro rata tax distributions to the OpCo Unitholders in an amount generally intended to allow us to make payments under the Tax Receivable Agreement that we entered into with OpCo and the TRA Holders (as defined below) in connection with the consummation of the IPO and any subsequent tax receivable agreements that we may enter into in connection with future acquisitions; and (iii) to the extent cash is available, additional pro rata tax distributions to the OpCo Unitholders in an amount generally intended to allow the OpCo Unitholders (other than us) to satisfy their estimated tax liabilities with respect to their allocable share of the income of OpCo, based on certain assumptions and conventions.
The OpCo LLC Agreement provides that, except as otherwise determined by us or in connection with the exercise of the Call Right, at any time we issue a Class A share or any other equity security, the net proceeds received by us with respect to such issuance, if any, shall be concurrently invested in OpCo, and OpCo shall issue to us one OpCo Unit or other economically equivalent equity interest. Conversely, if at any time any Class A shares are redeemed, repurchased or otherwise acquired, OpCo shall redeem, repurchase or otherwise acquire an equal number of OpCo Units held by us, upon the same terms and for the same price, as the Class A shares are redeemed, repurchased or otherwise acquired.
Under the OpCo LLC Agreement, the members have agreed that the Five Point Members and Devon Holdco, as well as their affiliates, are permitted to engage in business activities or invest in or acquire businesses that may compete with our business or do business with any client of ours.
Tax Receivable Agreement
As a result of our organizational structure, we obtained, in connection with the consummation of the IPO, existing tax basis in certain assets of OpCo and certain of its direct or indirect subsidiaries, including assets that are subject to depreciation or amortization (the “Existing Basis”) and certain historic net operating loss carryforwards and similar attributes of WB 892 (“Historical NOLs”). We expect to obtain tax basis adjustments, including an increase in our allocable share of existing tax basis, (such basis increase, the “Basis Adjustments”) resulting from (i) our acquisition (or deemed acquisition for U.S. federal income tax purposes) of OpCo Units in connection with the Redemption Right or Call Right as described under “Certain Relationships and Related Party Transactions—OpCo LLC Agreement,” (ii) certain distributions (or deemed distributions) by OpCo, and (iii) payments made under the Tax Receivable Agreement as well as deductions attributable to imputed interest and other payments of interest pursuant to the Tax Receivable Agreement (such deductions, the “Interest Deductions”).
The parties to a tax receivable agreement (the “Tax Receivable Agreement”) with WBR Holdings, NDB Holdings LLC, Desert Environmental Holdings LLC, Devon Holdco, Elda River Infrastructure LLC (“Elda River”), Ashburton Investment Private Limited (“Ashburton” and, collectively with the Five Point Members, Devon Holdco and Elda River, the “Legacy Owners”) and OpCo (each such person and its permitted transferees, a “TRA Holder”) intend to treat each redemption or exchange of OpCo Units pursuant to the OpCo LLC Agreement as our direct purchase of OpCo Units from an OpCo Unitholder for U.S. federal income and other applicable tax purposes, regardless of whether such OpCo Units are surrendered by an OpCo Unitholder to OpCo for redemption, or, to the extent there is cash available from a contemporaneous public offering or private sale of our Class A shares by us and we so authorize, sold directly to us. Any Existing Basis, Basis Adjustments, Historical NOLs and Interest Deductions may have the effect of reducing the amount of taxes that we would otherwise pay in the future to various tax authorities. The Existing Basis, Basis Adjustments and Interest Deductions may also decrease gains (or increase losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets.
In connection with the consummation of the IPO, we entered into a Tax Receivable Agreement with OpCo and the TRA Holders. The Tax Receivable Agreement provides for the payment by us to the TRA Holders of 85% of the amount of cash tax savings, if any, that we actually realize (or in some circumstances are deemed to realize) as a result of the Existing Basis, Basis Adjustments, Historical NOLs and Interest Deductions, including those resulting from payments pursuant to the Tax Receivable Agreement. OpCo and its applicable subsidiaries will have an election under Section 754 of the Code in effect for each taxable year in which a redemption or exchange of OpCo

Units for our Class A shares or cash occurs. Assuming no material changes in the relevant tax law and that we earn sufficient taxable income to realize all tax benefits that are subject to the Tax Receivable Agreement, we expect that the tax savings associated with the (i) Existing Basis, (ii) Basis Adjustments, (iii) Historical NOLs and (iv) Interest Deductions would aggregate to approximately $952.9 million over 20 years from December 31, 2025 based on a $20.01 per share trading price of our Class A shares and assuming all future redemptions or exchanges would occur on December 31, 2025 at the same assumed price per share.
Under such scenario, assuming future payments are made on the due date (with extension) of each relevant U.S. federal income tax return, we would be required to pay approximately 85% of such amount, or approximately $810.0 million, over the 20-year period from December 31, 2025, and we would benefit from the remaining 15% of the tax benefits. These Tax Receivable Agreement payments are not conditioned upon any continued ownership interest in either OpCo or us by any TRA Holder. The rights of each TRA Holder under the Tax Receivable Agreement are assignable regardless of whether the underlying OpCo Units are also assigned. In general, the TRA Holders’ rights under the Tax Receivable Agreement may not be assigned, sold, pledged or otherwise alienated to any person, other than certain permitted transferees, without such person becoming a party to the Tax Receivable Agreement and agreeing to succeed to the applicable TRA Holders’ interest therein.
The actual Existing Basis, Basis Adjustments, Historical NOLs and Interest Deductions, as well as any amounts paid to the TRA Holders under the Tax Receivable Agreement, vary depending on a number of factors, including:
•
the price of our Class A shares at the time of redemptions or exchanges — the Basis Adjustments, as well as any related increase in any tax deductions, are directly related to the price of our Class A shares at the time of each redemption or exchange;

•
the timing of any subsequent redemptions or exchanges — for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of OpCo and certain of its direct and indirect subsidiaries at the time of each redemption, exchange or distribution (or deemed distribution) as well as the amount of remaining existing tax basis at the time of such redemption, exchange or distribution (or deemed distribution);

•	the extent to which such redemptions or exchanges are taxable — if a redemption or exchange is not taxable for any reason, certain of the increased tax deductions will not be available;
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the extent to which such Basis Adjustments are immediately deductible — we may be permitted to immediately expense a portion of the Basis Adjustments attributable to a redemption or exchange, which could significantly accelerate the timing of our realization of the associated tax benefits. Under the OpCo LLC Agreement, the determination of whether to immediately expense such Basis Adjustments will be made in our sole discretion; and

•
the amount and timing of our income — the Tax Receivable Agreement generally will require us to pay 85% of the amount of cash tax savings as and when such cash tax savings are treated as realized under the terms of the Tax Receivable Agreement. If we do not have sufficient taxable income to realize any of the applicable tax benefits, we generally will not be required (absent circumstances requiring an early termination payment or a change of control requiring the use of certain calculation assumptions) to make payments under the Tax Receivable Agreement for that taxable year because no tax benefits will have been actually realized. However, any tax benefits that do not result in realized tax benefits in a given taxable year may generate tax attributes that may be used to generate tax benefits in previous or future taxable years. The use of any such tax attributes will result in payments under the Tax Receivable Agreement.

For purposes of the Tax Receivable Agreement, cash savings in income taxes will be computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had there been no Existing Basis, Basis Adjustments, Historical NOLs and Interest Deductions; provided that, for purposes of determining cash savings with respect to state and local income taxes an assumed tax rate will be used. The Tax Receivable Agreement generally applies to each of our taxable years. There is no maximum term for the Tax Receivable Agreement, although, as discussed further below, the Tax Receivable Agreement may be terminated by us pursuant to an early termination procedure or upon the occurrence of certain events, in each case, that requires us to pay the TRA Holders an agreed upon amount equal to the estimated present value of the remaining payments to be made under the agreement (calculated based on certain assumptions, including regarding tax rates and use of the Basis Adjustments and Interest Deductions).

The payment obligations under the Tax Receivable Agreement are obligations of us and not OpCo. Although the actual timing and amount of any payments that may be made under the Tax Receivable Agreement will vary, it is expected that the payments that we may be required to make to the TRA Holders could be substantial. Any payments made by us to the TRA Holders under the Tax Receivable Agreement generally reduces the amount of overall cash flow that might have otherwise been available to us and, to the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, the unpaid amounts generally are deferred and accrue interest until paid by us; provided, however, that nonpayment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and, therefore, may accelerate payments due under the Tax Receivable Agreement, which could be substantial. We fund ordinary course payments under the Tax Receivable Agreement from cash flow from operations of our subsidiaries, available cash or available borrowings under our existing credit facilities or any future debt agreements.
Decisions made by us in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that we are required to make to a TRA Holder under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the Tax Receivable Agreement and increase the present value of such payments.
The Tax Receivable Agreement provides that if (a) we materially breach any of our material obligations under the Tax Receivable Agreement or (b) we elect an early termination of the Tax Receivable Agreement, then our obligations, or our successor’s obligations, under the Tax Receivable Agreement accelerate and become due and payable, based on certain assumptions, including an assumption that we have sufficient taxable income to fully use all potential future tax benefits that are subject to the Tax Receivable Agreement. In those circumstances, TRA Holders would be deemed to exchange any remaining outstanding OpCo Units for our Class A shares and the TRA Holders generally would be entitled to payments under the Tax Receivable Agreement resulting from such deemed exchanges. We may elect to completely terminate the Tax Receivable Agreement early only with the written approval of a majority of our “independent directors” (within the meaning of the rules of the NYSE and NYSE Texas). The amount due and payable in those circumstances is based on the present value (at a discount rate of SOFR plus 100 basis points) of projected future tax benefits that are based on certain assumptions, including an assumption that we would have sufficient taxable income to fully use all potential future tax benefits that are subject to the Tax Receivable Agreement. Based on such assumptions, if we were to exercise our termination right, or the Tax Receivable Agreement is otherwise terminated, immediately following the consummation of the IPO, the aggregate amount of the termination payments would be approximately $589.2 million. In addition, upon a change of control our (or our successor’s) payments under the Tax Receivable Agreement for each taxable year after any such event would be based on certain assumptions, including an assumption that we would have sufficient taxable income to fully use all potential tax benefits that are subject to the Tax Receivable Agreement.
As a result of the foregoing, we could be required to make an immediate cash payment, possibly significantly in advance of the actual realization, if any, of such future cash tax savings. We also could be required to make cash payments to the TRA Holders that are greater than 85% of the actual benefits we ultimately realize in respect of the tax benefits that are subject to the Tax Receivable Agreement. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity and could have the effect of deferring or preventing certain mergers, asset sales, other forms of business combination, or other changes of control. There can be no assurance that we will be able to finance our obligations under the Tax Receivable Agreement.
Payments under the Tax Receivable Agreement are based on the tax reporting positions that we determine, which are complex and factual in nature, and the IRS or another taxing authority may challenge all or any part of the Basis Adjustments, as well as other tax positions that we take, and a court may sustain such a challenge. We will not be reimbursed for any cash payments previously made to the TRA Holders pursuant to the Tax Receivable Agreement if any tax benefits initially claimed by us are subsequently challenged by a taxing authority and ultimately disallowed. Instead, any excess cash payments made by us to a TRA Holder will be netted against future cash payments, if any, we might otherwise be required to make under the terms of the Tax Receivable Agreement to such TRA Holders. However, a challenge to any tax benefits initially claimed by us may not arise for a number of years following the initial time of such payment or, even if challenged early, such excess cash payment may be greater than the amount of future cash payments, if any, we might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be future cash payments from which to net against. As a result, it is possible that we could make cash payments under the Tax Receivable Agreement that are substantially greater than 85% of our actual cash tax savings.
We will have full responsibility for, and sole discretion over, all our and OpCo’s tax matters, including the filing and amendment of all tax returns and claims for refund and defense of all tax contests, subject to certain participation and approval rights held by certain TRA Holders. If the outcome of any challenge to all or part of the Existing Basis, Basis Adjustments, Interest Deductions or other tax benefits we claim would reasonably be expected to materially affect a TRA Holder’s rights and obligations under the Tax Receivable Agreement, then we will not be permitted to settle such challenge without the consent (not to be unreasonably withheld or delayed) of certain TRA Holders. The interests of such TRA Holders in any such challenge may differ from or conflict with our and our investors’ interests, and such TRA Holders may exercise their consent rights relating to any such challenge in a manner adverse to our and our investors’ interests.
Under the Tax Receivable Agreement, we are required to provide each TRA Holder that holds an interest in the Tax Receivable Agreement and to which a tax benefit or detriment is attributable with a schedule showing the calculation of payments that are due under the Tax Receivable Agreement with respect to each taxable year with respect to which a payment obligation to such holder arises within 90 days after filing our U.S. federal income tax return for such taxable year. This calculation will be based upon the advice of our tax advisors. Payments are generally due under the Tax Receivable Agreement within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of SOFR plus 100 basis points from the due date (without extensions) of such tax return. Some late payments that may be made under the Tax Receivable Agreement will continue to accrue interest at a rate of SOFR plus 500 basis points until such payments are made, including any late payments that we may subsequently make because we did not have enough available cash to satisfy our payment obligations at the time at which they originally arose.
Registration Rights Agreements
In connection with the closing of the IPO, we entered into a registration rights agreement with the Five Point Members, Devon Holdco, Elda River and Ashburton (the “Registration Rights Agreement”) pursuant to which we agreed to register under the federal securities laws the offer and resale of all Class A shares owned by, or underlying the Class B shares and OpCo Units owned by, our Legacy Owners or certain of their affiliates or permitted transferees. These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of Class A shares to be included in a registration statement and our right to delay or withdraw a registration statement under certain circumstances. Subject to certain exceptions, if at any time we propose to register an offering of Class A shares or conduct an underwritten offering, regardless of whether for our own account, then we must notify the holders of Registrable Securities (as defined in the Registration Rights Agreement) or their permitted transferees of such proposal, to allow them to include a specified number of their Class A shares in that registration statement or underwritten offering, as applicable, including Class A shares issuable upon the redemption of the OpCo Units and the cancellation of a corresponding number of our Class B shares.
Contribution and Reorganization Agreement
General
In connection with the consummation of the IPO, we and certain of our affiliates entered into a contribution and reorganization agreement (the “Contribution and Reorganization Agreement”) that governed the consummation of our IPO, our related corporate reorganization and transactions in connection therewith (the “WaterBridge Combination”). Pursuant to the Contribution and Reorganization Agreement, (i) the Five Point Members, Devon Holdco and Elda River contributed approximately $80,200 in cash to WaterBridge in exchange for the issuance of an aggregate 80,190,150 Class B shares to the Five Point Members, Devon Holdco and Elda River and (ii) WaterBridge issued 3,411,735 Class A shares and 3,398,115 Class A shares to WBR Holdings and Ashburton, respectively, in exchange for the equity interests in WaterBridge Equity Finance LLC directly or indirectly held by each of them and contributed to WaterBridge in connection with the WaterBridge Combination.

Shareholders’ Agreement
In connection with the closing of the IPO, we entered into a shareholders’ agreement (the “Shareholders’ Agreement”) with the Five Point Members and Devon Holdco. As discussed further below, the Shareholders’ Agreement provides certain rights to the Five Point Members and Devon Holdco.
Under the Shareholders’ Agreement, each of the Five Point Members and Devon Holdco agreed with us that such shareholder will take all necessary action (including voting or causing to be voted all of our common shares beneficially owned by each such shareholder) so that no amendment is made to our LLC Agreement in effect as of the date of the Shareholders’ Agreement that would (a) add restrictions to the transferability of our shares by any such shareholder that are beyond those provided for in our LLC Agreement, the Shareholders’ Agreement or applicable securities laws or (b) nullify any of the rights of any Shareholder (as defined in the Shareholders’ Agreement), which rights are explicitly provided for in the Shareholders’ Agreement, unless, in each such case, such amendment is approved by the Five Point Members. To the extent such amendment would adversely and disproportionately affect the rights of Devon Holdco with respect to any of our securities owned by Devon Holdco or its affiliates under the Shareholders’ Agreement compared to the Five Point Members, then such amendment shall also require the approval of Devon Holdco.
The Shareholders’ Agreement provides that, subject to compliance with applicable law and stock exchange rules, (a) for so long as the Five Point Members and certain affiliates beneficially own at least 40% of our outstanding common shares, the Five Point Members shall be entitled to designate a number of directors equal to a majority of the Board, plus one director; (b) for so long as the Five Point Members and such affiliates beneficially own at least 30%, 20% and 10% of our outstanding common shares, the Five Point Members shall be entitled to designate at least three directors, two directors and one director, respectively; and (c) for so long as Devon Holdco and its affiliates beneficially own at least 10% of our outstanding common shares, Devon Holdco shall be entitled to designate one director to the Board. For so long as any initial shareholder party thereto is entitled to designate one or more nominees to the Board and notifies the Board of its desire to remove, with or without cause, any director previously designated by it to the Board, we are required to take all necessary action to cause such removal. For so long as the Five Point Members or Devon Holdco, as the case may be, collectively with their affiliates, beneficially own at least 5% of our outstanding common shares, the Five Point Members, as a group, and Devon Holdco will each have the right to appoint one board observer, who will be entitled to attend all meetings of the Board in a non-voting, observer capacity; provided, however, that board observers may be excluded from certain materials or meetings necessary to preserve legal privilege, address conflicts of interest or protect sensitive information.
The Shareholders’ Agreement will terminate with respect to each shareholder party thereto upon such shareholder and its affiliates ceasing to beneficially own at least 5% of our outstanding common shares.
Shared Services Agreement
Certain of our subsidiaries (collectively, the “Manager”) are party to a shared services agreement (the “Shared Services Agreement”), with LandBridge, pursuant to which the Manager provides our senior executive management team, as well as general, administrative and overhead services, to support each such entity’s businesses and development activities. Such general and administrative services include, but are not limited to, legal services, information technology, accounting and financial and tax services. Pursuant to the Shared Services Agreement, the Manager also provides operational and maintenance services, such as project and construction management, and provides operating materials and equipment. The term of the Shared Services Agreement continues until terminated by mutual agreement. As consideration for the services rendered pursuant to the Shared Services Agreement, such entities reimburse the Manager for all fees and expenses incurred by the Manager or its affiliates or agents in connection therewith. Each entity pays the Manager its proportionate share of its total costs as determined under the Shared Services Agreement. Such payments are intended to cover certain allocated compensation and benefits costs for the employees, including our management team, that provide services to such entities. Such allocations are made by the Manager among such entities in good faith based upon the time that is devoted by our employees, including our management team, to such entities, but there is not a specific allocation of value to any one person or any one item of compensation or benefits paid or provided to any specific person. For the year ended December 31, 2025, the Manager received approximately $17.2 million for shared services and direct cost reimbursements from LandBridge.

Equity Sponsor Services
In addition to the Shared Services Agreement, we reimburse Five Point for our usage of its geographic information services as well as legal services as necessary to support our operations. For the year ended December 31, 2025, we paid Five Point $1.5 million in reimbursements in connection with this arrangement.
Historical Transactions with Affiliates
In the normal course of business, we enter into transactions with related parties in which certain of our affiliates hold financial interests, which are described in more detail below.
Transactions with Devon
In the ordinary course of business, we have entered into certain agreements with subsidiaries of Devon Energy Corporation (NYSE: DVN) (“Devon”), a significant shareholder, as set forth below:
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A long-term, fixed-fee produced water handling agreement, pursuant to which Devon dedicated to us produced water generated from acreage within a large area of mutual interest, including an initial dedication of approximately 52,000 acres, in the Texas-New Mexico Stateline region of the Delaware Basin, with an initial term of approximately 15 years expiring in 2038 and automatic one-year renewals unless terminated by either party prior to renewal;

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A long-term, fixed fee produced water handling agreement, pursuant to which Devon Energy Production Company, L.P. has agreed to deliver, or pay for the delivery of, certain minimum volumes of produced water generated from acreage within a large AMI over a 7.5-year period, commencing in the second quarter of 2027. The agreement has an initial term expiring in 2037, with two successive automatic one-year renewal periods. Such renewals may be exercised in Devon’s sole discretion by providing us notice 90 days prior to the expiration of the then current term. In connection with such agreement, we agreed to construct certain large diameter pipelines and related handling facilities to transport such produced water pore space leased by Devon from LandBridge in Loving and Andrews Counties, Texas for handling. Operations under such agreement are anticipated to commence in 2027;

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Fixed-fee water solutions agreements, pursuant to which we supply brackish and/or recycled water to Devon for its operations in the Northern Delaware Basin. One such water solutions agreement includes a minimum volume commitment and an initial term expiring in 2026, with automatic one-year renewals unless terminated by either party prior to renewal. All other such water solutions agreements are short-term, three-month agreements that are specific to an identified water solutions opportunity;

•
Other long-term, fixed-fee produced water transportation and handling agreements entered into in the ordinary course of business, pursuant to which Devon has dedicated to us produced water generated from certain dedicated acreage in the Delaware Basin and, to a lesser extent, the Eagle Ford Basin for transportation and/or handling. Each such agreement has an initial term of no less than five years, with automatic one-year renewals unless terminated by either party prior to renewal;

•
A waste treatment and disposal services agreement, pursuant to which Devon delivers non-hazardous waste resulting from its oil and gas E&P activities in the Delaware Basin to Desert Environmental on an interruptible basis for handling and disposal. The agreement is terminable by Devon at its election and does not obligate either party to deliver or accept, as applicable, any amount of non-hazardous waste;

•
An electrical shared facilities agreement for the joint ownership and operation of electrical facilities in the applicable region, pursuant to which we own an undivided interest in certain shared electrical facilities operated by Devon, together with the right to utilize a portion of the electrical capacity of such shared facilities in order to operate certain produced water management facilities. The agreement includes an allocation of all costs and expenses related to the ownership, operation and maintenance of such shared electrical facilities in accordance with each undivided interest owner’s permitted operating capacities on such facilities. The agreement will remain in effect for so long as the parties own undivided interests in such shared facilities or until the parties otherwise mutually agree to terminate the agreement; and

•
A produced water facilities access agreement and related easements and rights-of-way that grant us certain non-exclusive rights to access, construct, operate and maintain certain produced water handling facilities and appurtenant assets on certain acreage owned by Devon in the Texas-New Mexico Stateline region of the Delaware Basin. The agreements include fee schedules and arrangements for specified surface use activities, such as produced water transportation royalties, rights-of-way, overhead electric lines and other similar surface damages. The produced water facilities and access agreement runs concurrently with the long-term, fixed-fee produced water handling agreement first described above.
For the year ended December 31, 2025, we recognized $94.9 million in fees related to our produced water transportation and handling agreements with Devon, $2.8 million in fees related to our water solutions agreements with Devon and $1.9 million related to our solid waste treatment and disposal services agreement with Devon.
For the year ended December 31, 2025, we paid $3.0 million in expenses in connection with our electrical shared facilities agreement with Devon and $2.2 million in expenses in connection with our produced water facilities agreement with Devon and related easements and rights-of-way.
Transactions with San Mateo Midstream
In the ordinary course of business, we entered into a produced water handling agreement with San Mateo Midstream, a joint venture between Matador Resources Company (NYSE: MTDR) (“Matador”) and Five Point that operates produced water handling facilities and other midstream assets in the Delaware Basin. Such produced water handling agreement provides for a first call dedication of volumes received by San Mateo Midstream from Matador within a dedicated area in Eddy County, New Mexico. This agreement has an initial 15-year term expiring in 2034 and will automatically extend for additional one-year periods unless terminated by either party prior to renewal. For the year ended December 31, 2025, we recognized $21.7 million in revenue related to such produced water handling agreement.
Transactions with Directors and Executive Officers
We have historically made available the use of corporate charter aircraft on occasion to certain executives and the Chairman of the Board subject to reimbursement by such individuals of Company-paid charter expenses at cost. We have also previously utilized chartered aircraft from entities owned by certain executives. As of June 30, 2025, we had related person receivables totaling approximately $133,000 related to charter aviation expenses that were paid by the Company on behalf of, and subject to reimbursement at cost by, the Chairman of the Board, which was repaid in full in August 2025. Additionally, as of June 30, 2025, we had related person receivables totaling approximately $537,330 for prepaid maintenance and charter expenses paid by the Company to an entity owned by certain individuals, including Messrs. Long and Reitz, for the utilization of chartered aircraft owned by such entity for corporate purposes. Messrs. Long and Reitz paid the outstanding receivables balance in full in August 2025. There have been no material related person receivables with directors or executive officers from August 2025 to the date hereof.
Transactions with LandBridge
In connection with the East Stateline Acquisition by LandBridge in May 2024 from a private, third-party seller, we entered into a partial assignment and assumption agreement with LandBridge, pursuant to which LandBridge assigned its rights to acquire certain produced water and brackish supply water assets to us prior to the closing of the East Stateline Acquisition, and in exchange we funded purchase consideration of $165.0 million at closing of the transaction.
In the ordinary course of business, we have entered into certain agreements, together with related surface use and lease agreements (“SUA”), easements and rights of way, with LandBridge pursuant to which LandBridge has granted us certain rights to construct, operate and maintain produced water handling facilities and brackish water facilities on its land. These agreements include:
•
A produced water facilities agreement that grants us certain rights to construct, operate and maintain produced water handling facilities and pipelines on land owned by LandBridge in the Western portion of Loving County, Texas, with an initial term of approximately five years expiring in 2026 and automatic one year renewals unless terminated by either party prior to renewal;

•
A produced water facilities agreement that grants us certain rights to construct, operate and maintain produced water handling facilities and pipelines on land owned by LandBridge in the eastern portion of Loving County, Texas, as well as any additional acreage acquired by LandBridge in Eddy and Lea counties, New Mexico and Andrews, Winkler or Loving counties, Texas, with an initial 10-year term expiring May 2034 and automatic one year renewals unless terminated by either party prior to renewal;

•
A supply water facilities agreement that grants us certain rights to construct, operate and maintain brackish water facilities and pipelines on land owned by LandBridge in the eastern portion of Loving County, Texas, as well as any additional lands acquired by LandBridge in Eddy and Lea counties, New Mexico and Andrews, Winkler or Loving counties, Texas, with an initial 15-year term expiring May 2029 and automatic one year renewals unless terminated by a party prior to renewal;

•
An SUA that grants us certain rights to construct, operate and maintain produced water handling facilities and pipelines on certain lands owned by LandBridge in southern Reeves County, Texas, which lands were acquired by LandBridge in December 2024 from an unaffiliated third party, with a term that runs until all of our produced water handling facilities on such lands have been decommissioned. We also acquired several SUAs, easements and rights-of-way on such lands that grant us the right to operate and maintain certain specified produced water handling facilities and pipelines; and

•
SUAs entered into between LandBridge and subsidiaries of Desert Environmental that grant Desert Environmental certain rights to construct, operate and maintain reclamation facilities on lands owned by LandBridge in the Delaware Basin, each with an initial term of 10 years and automatic one-year renewals unless terminated by either party prior to renewal.

Each of the above described agreements has a customary fee schedule and a provision for royalties related to certain specified activities. For the year ended December 31, 2025, we paid $55.9 million, in fees related to such agreements.
Review, Approval or Ratification of Transactions with Related Persons
We have adopted a formal policy for approval of Related Party Transactions. A “Related Party Transaction” is defined as a transaction, arrangement or relationship in which we or any of our current or future subsidiaries was, is or will be a participant and the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:
•	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors or a director nominee;
•	any person who is known by us to be the beneficial owner of more than 5% of our outstanding common shares; and
•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother in law, father in law, son in law, daughter in law, brother in law or sister in law of a director, director nominee, executive officer or a beneficial owner of more than 5% of our common shares, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our common shares.

Pursuant to our Related Party Transactions policy, subject to certain exceptions, any such transactions, including transactions with our Legacy Owners and their affiliates, including Five Point and LandBridge, may, at the sole discretion of our Board in light of the circumstances, be reviewed and approved or ratified by our Audit Committee or conflicts committee pursuant to the procedures included in our LLC Agreement. Not all conflicted transactions are required to be presented to a conflicts committee; routine or immaterial related persons transactions that are considered routine or immaterial are overseen by our Audit Committee pursuant to our Related Persons Transactions Policy. In addition, our LLC Agreement provides that in the event a potential conflict of interest exists or arises between any of our officers and directors and their respective affiliates and our Legacy Owners, Five Point and LandBridge, as well as their officers, directors and affiliates, on the one hand, and us, any of our subsidiaries or any of our public shareholders, on the other hand, a resolution or course of action by our Board shall be deemed approved by all of our shareholders, and shall not constitute a breach of the fiduciary duties of members of our Board to us or our shareholders, if such resolution or course of action (i) is approved by a conflicts committee composed entirely of independent directors, (ii) is approved by shareholders holding a majority of our common shares that are disinterested parties, (iii) is determined by our Board to be on terms that, when taken together in their entirety, are no less favorable than those generally provided to or available from unrelated third parties or (iv) is determined by our Board to be fair and reasonable to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us). In determining whether to approve or ratify a related party transaction, we expect that the appropriate parties will consider a variety of factors they deem relevant, such as: the terms of the transaction; the terms available to unrelated third parties; the benefits to us; and the availability of other sources for comparable assets, products or services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common shares outstanding by:
•	each person known to us to be beneficial owners of more than 5% of any class of our outstanding common shares;
•	each director (including our nominees) and Named Executive Officer; and
•	all of our directors and executive officers as a group.
The amounts of common shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. In addition, a person is deemed to be the beneficial owner of securities that the person has the right to acquire within sixty days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
The beneficial ownership percentages set forth in the table below are based on 47,016,059 Class A shares and 76,440,150 Class B shares outstanding as of the Record Date. All information with respect to beneficial ownership has been furnished, or filed with the SEC, by the respective shareholders, directors and executive officers, as the case may be, as of the Record Date. Unless otherwise noted, the mailing address of each listed beneficial owner under “5% Shareholders” and “Directors and Executive Officers” is c/o WaterBridge Infrastructure LLC, 5555 San Felipe Street, Suite 1200 Houston, Texas 77056.

Name of Beneficial Owner	Class A Shares	Class B Shares(1)	Combined Voting Power(2)
Directors, Director Nominees and Named Executive Officers:
Jason Long	5,000	—	*
Michael Reitz Jr.	4,865	—	*
Scott L. McNeely	1,278	—	*
Harrison Bolling	2,000	—	*
Jason Williams	—	—	—
David N. Capobianco(3)	3,411,735	58,682,925	50.3%
Matthew K. Morrow	—	—	—
Kara Goodloe Harling	—	—	—
Michael S. Sulton	—	—	—
Frank Bayouth	—	—	—
Ben Moore	—	—	—
Janet Carrig	—	—	—
James Crane(4)	300,000	—	*
Gregory Daily	75,000	—	*
Jeffrey Ritenour	—	—	—
Jeffrey Eaton	—	—	—
Valerie P. Chase	—	—	—
Directors, Director Nominees and Executive Officers as a Group (17 Persons)	3,799,878	58,682,925	50.6%
5% Shareholders:
WBR Holdings LLC(3)	3,411,735	11,063,925	11.7%
NDB Holdings LLC(3)	—	41,425,200	33.6%
Desert Environmental Holdings LLC(3)	—	6,193,800	5.0%
Devon WB Holdco LLC(5)	—	17,757,225	14.4%
Horizon Kinetics Asset Management LLC(6)	6,837,520	—	5.5%

*	Less than 1%.
(1)
Subject to the terms of the OpCo LLC Agreement, OpCo Unitholders (other than us) have the right to redeem all or a portion of their OpCo Units for Class A shares (or cash, at OpCo’s election) at a redemption ratio of one Class A share for each OpCo Unit redeemed. In connection with any such redemption of OpCo Units, a corresponding number of Class B shares will be cancelled. Please see “Certain Relationships and Related Party Transactions—OpCo LLC Agreement.” Beneficial ownership of OpCo Units is not reflected as beneficial ownership of our Class A shares for which such OpCo Units may be redeemed.
(2)
Represents percentage of voting power of our Class A shares and Class B shares voting together as a single class. OpCo Unitholders will hold one Class B share for each OpCo Unit that they own. Each Class B share has no economic rights, but entitles the holder thereof to one vote for each OpCo Unit held by such holder. Accordingly, OpCo Unitholders collectively have a number of votes in us equal to the number of OpCo Units that they hold.

(3)
The Five Point Members are controlled by investment funds affiliated with Five Point Infrastructure LLC (“Five Point”). Five Point Energy Fund II AIV-VII LP (“Fund II”) and Five Point Energy Fund III AIV-VIII LP (“Fund III”) have the right to appoint a majority of the members of the board of managers of each of the Five Point Members. Five Point Energy GP II LP is the sole general partner of Fund II. Five Point Energy GP II LLC is the sole general partner of Five Point Energy GP II LP. Five Point Energy GP III LP is the sole general partner of Fund III. Five Point Energy GP III LLC is the sole general partner of Five Point Energy GP III LP. Each of Five Point Energy GP II LLC and Five Point Energy GP III LLC is controlled by David N. Capobianco as each respective entity’s sole member. Mr. Capobianco may exercise voting and dispositive power over the Class B shares held by the Five Point Members and may be deemed to be the beneficial owner thereof.

(4)	Includes 100,000 shares held by spouse.
(5)
Based on a Schedule 13G filed with the SEC on November 14, 2025 by Devon Holdco. Consists of 17,757,225 Class B shares held by Devon Holdco, which is 100% owned by WPX Energy Permian, LLC, a Delaware limited liability company (“WPX Permian”). WPX Energy, Inc., a Delaware corporation (“WPX”), owns 100% of the limited liability company interests of WPX Permian. Devon owns 100% of the outstanding common stock of WPX. As the indirect owner of 100% of the outstanding membership interests in Devon Holdco, Devon may be deemed to beneficially own all of the shares held by Devon Holdco. Devon is a publicly traded company listed on the NYSE. The address for each of the foregoing entities is 333 West Sheridan Avenue, Oklahoma City, Oklahoma 73102.

(6)
Based on a Schedule 13G/A filed with the SEC on January 28, 2026 by Horizon Kinetics Asset Management LLC. Horizon Kinetics Asset Management LLC is a wholly owned subsidiary of Horizon Kinetics Holding Corporation and its address is 470 Park Avenue South, 4th FL S, New York, NY 10016.

ADDITIONAL INFORMATION
We file annual and quarterly reports and other reports and information with the SEC through the Electronic Data Gathering, Analysis and Retrieval system (known as “EDGAR”), which are publicly available on the SEC’s website, located at http://www.sec.gov. We will mail, without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
WaterBridge Infrastructure LLC
5555 San Felipe Street, Suite 1200
Houston, Texas 77056
Attn: Investor Relations
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is also available at https://wbinfra.com/investor-relations/investor-overview under “SEC Filings” in the “Financials” section of our website.
OTHER MATTERS
Our Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Shareholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and shareholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2025 with the exception of (1) WaterBridge Resources LLC and WaterBridge NDB LLC, who filed a late joint Form 3 and (2) WPX Energy Permian, LLC and Devon WB Holdco L.L.C., who filed a late joint Form 3.

WATERBRIDGE

WATERBRIDGE INFRASTRUCTURE LLC
5555 SAN FELIPE ST., SUITE 1200
HOUSTON, TX 77056

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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T00192-P47029

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WATERBRIDGE INFRASTRUCTURE LLC

The Board of Directors recommends you vote FOR proposals 1 through 3 and 1 YEAR on proposal 4:

Nominees:

	Nominee	For	Withhold
1a.	Jason Long	☐	☐
1b.	David N. Capobianco	☐	☐
1c.	Matthew K. Morrow	☐	☐
1d.	Michael S. Sulton	☐	☐
1e.	Frank Bayouth	☐	☐
1f.	Kara Goodloe Harling	☐	☐
1g.	Jeffrey Eaton	☐	☐
1h.	Ben Moore	☐	☐
1i.	James Crane	☐	☐
1j.	Greg Daily	☐	☐
1k.	Jeffrey Ritenour	☐	☐
1l.	Janet Carrig	☐	☐
1m.	Valerie P. Chase	☐	☐

	Proposal	1 Year	2 Years	3 Years	Abstain
4.	To approve, on an advisory, non-binding basis, the frequency of future advisory votes on the compensation of our Named Executive Officers (Proposal No. 4).	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

T00193-P47029

WATERBRIDGE INFRASTRUCTURE LLC
ANNUAL MEETING OF SHAREHOLDERS
JUNE 18, 2026, 4:00 PM CT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Harrison Bolling and Scott McNeely, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of WATERBRIDGE INFRASTRUCTURE LLC that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 4:00 PM CT on Thursday, June 18, 2026, at Park House Houston, 4411 San Felipe Street, Suite 700, Houston, Texas 77027 or virtually at www.virtualshareholdermeeting.com/WBI2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on the reverse side